Exhibit I.1

GUINNESS GHANA BREWERIES LIMITED
(Incorporated as a public limited liability company in the Republic of Ghana under registration number CS006472016)
Circular to all Shareholders of Guinness Ghana Breweries Limited in respect of a Renounceable Rights Issue of 96,256,685 ordinary shares of no par value at GHS 1.87 per share in a ratio of 1 new share for every 2.1956 existing shares held by a Qualifying Shareholder
The Most Vibrant and Iconic Business in Ghana DRINK RESPONSIBLY 18+
icsecurities fulfilling aspirations
Financial Adviser and Sponsoring Broker
This Document is dated: 7th April, 2016

GUINNESS GHANA BREWERIES LIMITED

(Incorporated in Ghana as a limited liability company under the Companies Act, 1963 (Act 179) with 400,000,000 authorised shares)

CIRCULAR TO SHAREHOLDERS REGARDING

A RENOUNCEABLE RIGHTS ISSUE OF 96,256,685 NEW ORDINARY SHARES OF NO PAR VALUE AT GHS 1.87 PER SHARE

Guinness Ghana Breweries Limited (“GGBL” or the “Company”) is the leading total beverage alcohol drinks business in Ghana in terms of market share and has an outstanding collection of popular brands across spirits, stout, lagers, ready-to-drink and non- alcoholic malt brand categories. The Company is a public limited liability company duly incorporated under the Companies Act (as defined below) and licensed to operate as a brewer of alcoholic and non-alcoholic beverages and is also authorised to import and distribute beverages.

GGBL intends to undertake the Rights Issue (as defined below), under which it will issue 96,256,685 new ordinary shares of no par value at GHS 1.87 per share. All terms for the Rights Issue have been set out in the Offer Circular in Part 7 (Additional Terms and Information on the Offer).

IC Securities (Ghana) Limited (“IC Securities”) is acting as financial adviser and sponsoring broker to GGBL in respect of the Rights Issue and consents to act in the capacity stated and to its name being stated in this Circular.

IC Securities has relied on information provided by the Company and, accordingly, does not provide any assurance of the accuracy of the information contained in this offer circular (the “Circular”) and does not accept any responsibility or liability for the inaccuracy or incompleteness of the information contained in the Circular.

IC Securities confirms that, to the best of its knowledge and belief, the Circular constitutes full and fair disclosure of all material facts about the Rights Issue and GGBL and, where appropriate, that the profit forecast has been stated by the GGBL Directors (as defined below) after due and careful inquiry.

Bentsi-Enchill, Letsa & Ankomah (“BELA”) is acting as legal adviser to GGBL in respect of the Rights Issue and has relied on information provided by the Company. Accordingly, BELA does not provide any assurance of the accuracy of the information contained in the Circular. BELA confirms that, to the best of its knowledge and belief, the Circular constitutes a full and fair disclosure of all material facts about the Rights Issue and GGBL.

Ernst & Young (“EY”) is acting as the reporting accountant to GGBL in respect of the Rights Issue. EY has relied on information provided by the Company and its auditors. EY does not provide any assurance of the accuracy of the information contained in the Circular. EY does, however, confirm that, based on its review, nothing has come to its attention that causes it to believe that:

•	the financial statements set forth in Part 4 of the Circular do not represent a true and fair view in accordance with International Financial Reporting Standards, and the Companies Act; and

•	the assumptions set forth in Part 5 of the Circular do not provide a reasonable basis for the associated projected financial statements.

Neither the Ghana Stock Exchange (the “GSE”) nor the Securities and Exchange Commission of Ghana (the “SEC”) assumes any responsibility for the correctness of any statements made, opinions expressed or reports contained in this Circular. Neither the GSE nor the SEC has verified the accuracy and truth of the contents of this Circular or any other documents submitted to it, and the SEC and GSE will not be liable for any claim of any kind whatsoever.

A copy of this prospectus has been delivered to the Registrar of Companies, Ghana, for filing. The Registrar has not checked and will not check the accuracy of any statements made and accepts no responsibility therefore or for the financial soundness of the issuer or the value of the securities concerned.

Shareholders should have regard, amongst other things, to the factors described under the section with the heading “Risk Factors and Risk Management Framework” in this Circular.

Sponsoring Broker	Legal Adviser	Reporting Accountant

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This Circular has been reviewed and approved by the SEC in accordance with Section 9 of the Securities Industry Act, 1993 (P.N.D.C.L 333), as amended, and the Securities and Exchange Commission Regulations, 2003 (L.I 1728). In its review, the SEC examined the contents of the Circular to ensure that adequate disclosures have been made.

The Ghana Stock Exchange has approved an additional listing application by Guinness Ghana Breweries Limited in respect of all the shares to be issued under the Rights Offer, subject only to a successful offer. The GSE assumes no responsibility for the correctness of any of the statements made, opinions expressed and reports presented in this Circular.

This Circular pertaining to the Rights Issue has been sent to all the shareholders of GGBL in the Register of Members as at Qualifying Date (as defined below). If you have sold or otherwise transferred all your shares in GGBL, please send this Circular as soon as possible to the purchaser or transferee, or to the stockbroker, or any other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee.

The Company has not authorised any person to give any information or to make any representation in relation to the Offer other than those contained in this Circular, and if given or made, such information or representation must not be relied upon as having been authorised. Neither the delivery of this Circular nor any sale hereunder shall under any circumstances create any impression that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to this date. Any material change, relevant to the Rights Issue, in the affairs of the Company during the Offer Period will be communicated to the SEC and the investing public.

The distribution of this Circular and the offering of the shares in certain jurisdictions may be restricted by law. The Company requires persons into whose possession this Circular comes to inform themselves about, and observe, any such restriction. This Circular does not constitute an offer and may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction or in any circumstances in which such an offer or solicitation is not authorised or is unlawful.

Before deciding whether to apply for shares, you should consider whether shares are a suitable investment for you. Their values can go down as well as up. Past performance is not necessarily indicative of future performance.

The contents of this Circular do not constitute and are not to be construed as legal, business or tax advice. Each Qualifying Applicant should consult his/her/its own legal adviser, financial adviser or tax adviser for legal, financial and tax advice. To ascertain the financial soundness or value of the securities on offer, investors are advised to consult a dealer, investment adviser or other professional for appropriate advice.

Notice to Residents of the United States

The securities to be offered have not been, and will not be, registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States, in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 801 thereunder. Neither the U.S. Securities and Exchange Commission nor any U.S. State Securities Commission has approved or disapproved of the securities to be offered or passed upon the adequacy or accuracy of this Circular. Any representation to the contrary is a criminal offence in the United States.

The Offer will be made for the securities of a limited liability company incorporated under the laws of the Republic of Ghana. The Offer is subject to the disclosure requirements of the Republic of Ghana which are different from those of the United States. The financial statements and financial projections included in this Circular have been prepared in accordance with accounting standards applicable in Ghana and thus may not be comparable to financial statements or financial projections of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since GGBL is located outside the United States and some or all of its officers and directors may be resident outside the United States. You may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Notice to Residents of California

The Rights Issue is being made to residents of the United States in reliance on an exemption from the registration requirements of the U.S. Securities Act. However, the Offer is not available to any person resident or located in California. Accordingly, no offer of securities is being made to any person resident or located in California in connection with the Rights Issue and any person resident or located in California is prohibited from participating in the Rights Issue.

Forward-Looking Statements

This Circular includes forward-looking statements that reflect GGBL’s intentions, beliefs or current expectations and projections about GGBL’s future results, operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans, opportunities, trends and the market in which GGBL operates. These forward-looking statements are based on numerous assumptions regarding GGBL’s present and future business and the environment in which the Company expects to operate in the future.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause GGBL’s actual results, operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans or opportunities, as well as those of the markets GGBL serves or intends to serve, to differ materially from those expressed in, or suggested by, forward-looking statements contained in this Circular.

The Company undertakes no obligation to revise or update any forward-looking statement contained in this document, regardless of whether those statements are affected as a result of new information, future events or otherwise.

Rounding

Some numerical figures included in this Circular may have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in certain figures may not be an arithmetic aggregation of the figures that precede them.

The profit forecasts in this Circular have been stated by the GGBL Board after due and careful inquiry.

Directors Responsibility Statement

This Circular provides a description of GGBL and its business activities. Responsibility for the accuracy of the information in this Circular lies with the GGBL Board (as defined below). The profit forecasts in this Circular have been stated by the GGBL Board after due and careful inquiry.

This Circular has been seen and approved by the GGBL Board, who collectively and individually accept full responsibility for the accuracy of the information given and, after making all reasonable inquiries and to the best of their knowledge and belief, there are no facts the omission of which would make any statement in the document referred to above misleading.

Name	Francis Agbonlahor	Name	Martyn Mensah

Signature		Signature

31/03/2016

Table of Contents

Legal Adviser’s Compliance Certificate		12

PART 1 – THE RIGHTS ISSUE		16

1.1	Rationale for the Rights Issue	16

1.2	Legal Basis for the Rights Issue	16

1.3	Use of the Rights Issue Proceeds	17

1.4	Key Terms of the Offer	17

1.5	Escrow Accounts Details	19

1.6	Allotment	20

1.7	Payment	20

1.8	Refund	20

1.9	Lodgment of Completed Application Forms	20

PART 2 – THE ECONOMY OF GHANA		22

2.1	Overview of the Ghanaian Economy	22

2.2	Political Background	22

2.3	Historical Economic Performance	22

2.4	IMF Programme	23

2.5	Monetary and Fiscal Policies	23

2.6	Economic Outlook	24

2.7	Beverage Sector in Ghana	25

2.8	Regulatory Bodies in the Beverage Sector	25

PART 3 – GUINNESS GHANA BREWERIES LIMITED		27

3.1	Corporate History and Background of GGBL	27

3.2	GGBL Capital Structure	27

3.3	Key Business Activities and Existing Product Portfolio	27

3.4	Trademark	28

3.5	Top 20 shareholders as at March 2016	28

3.6	Board Corporate Governance	28

3.7	Board of Directors Profiles	29

3.8	Profile of Senior Management	31

3.9	Organisational Structure of Guinness Ghana Breweries Company Limited	32

3.10	Board Committees	33

3.11	Employee headcount	34

3.12	Compensation Schemes	34

3.13	Remuneration of Directors	34

3.14	Material Contracts and Related Party Transactions	34

3.15	Litigation	35

3.16	Directors Disclosure of Interest in GGBL	35

3.17	Disclosure of Interests by Advisers	35

3.18	Other Disclosures	35

3.19	Dividend Policy and History	35

PART 4 – RISK FACTORS AND RISK MANAGEMENT FRAMEWORK		36

4.1	Risk Management Framework	36

4.2	Documents Available for Inspection	37

4.3	Reporting Accountant’s Report on Historical Financial Statements	38

PART 5 – USE OF FUNDS & BUSINESS OUTLOOK		43

5.1	GGBL’s Overall Strategic Objectives	43

5.2	Reporting Accountant’s Report on Forecasts and Assumptions	44

PART 6 – OVERVIEW OF THE GHANA STOCK EXCHANGE		48

6.1	Overview of the GSE	48

6.2	Other Information	48

PART 7 – ADDITIONAL TERMS AND INFORMATION ON THE OFFER		49

7.1	Application	49

7.2	Qualifying Shareholders	49

7.3	Offer to Subscribe for Shares	50

7.4	Acceptance of the Offer	50

7.5	Payment for Shares	50

7.6	Renunciation	51

7.7	Procedure in Respect of Rights not Taken up or Renounced	51

7.8	Warranties	51

7.9	Supply and Disclosure of Information	52

7.10	Listing of New Ordinary Shares	52

7.11	New Shares	52

7.12	Exchange Controls	52

7.13	Taxation	52

PART 8 – RECEIVING AGENT AND RECEIVING BANK’S CONTACT DETAILS		53

PART 9 – GUIDELINES TO COMPLETING APPLICATION FORMS		54

Key Milestones and Timetable

Activity	Date	Time
Ex-Rights Date	25th April, 2016	3.00pm
Qualifying Date	28th April, 2016	3.00pm
Book Closure Date	29th April, 2016	5.00pm
Commencement of Offer	6th May, 2016	9.00am
Commencement of Trading in the Rights	6th May, 2016	9.00am
Closure of the Trading in the Rights	31st May, 2016	3.00pm
Deadline for Acceptance of Application Forms	3rd June, 2016	5.00pm
End of Offer	3rd June, 2016	5.00pm
Allotment Begins	3rd June, 2016	9.00am
Allotment Ends	10th June, 2016	5.00pm
Results of the Offer Submitted to SEC	15th June, 2016	5.00pm
Crediting of Shares onto the CSD	20th June, 2016	3.00pm
Commencement of Trading in the Shares	22nd June, 2016	9.00am

All times provided are in Greenwich Mean Time, the time zone of the Republic of Ghana. Any amendment will be published in a national daily newspaper not later than 72 hours after receipt of regulatory approval.

GUINNESS GHANA BREWERIES LIMITED – CORPORATE INFORMATION

Directors:	David Harlock	- Board Chairman
	Francis Agbonlahor	- Managing Director
	Stephen Nirenstein	- Finance Director
	Ebenezer Magnus Boye	- Non-Executive Director
	Prince William Ankrah	- Non-Executive Director
	Mark Sandys	- Non-Executive Director
	Simon Harvey	- Non-Executive Director
	Martyn Mensah	- Non-Executive Director
	Leo Breen	- Non-Executive Director
	Kofi Sekyere	- Non-Executive Director

Company Secretary:	Harriette Essie Humphrey-Ackumey
Guinness Ghana Breweries Limited
P. O. Box 3610
Accra, Ghana

Registered Office:	Guinness Ghana Breweries Limited
Industrial Area, Kaasi
P. O. Box 1536
Kumasi, Ghana

Auditors:	PricewaterhouseCoopers (Ghana)
Chartered Accountants
No. 12 Airport City
PMB CT 42
Accra, Ghana

Solicitors:	Bentsi-Enchill, Letsa & Ankomah
4 Momotse Avenue
Adabraka, Accra, Ghana
P. O. Box GP 1632++222
Accra, Ghana

Legal Ink Solicitors & Notaries
House No. F89/7 Emmaus Road
Off 2nd Labone Street, Labone
P. O. Box 24
Kanda, Ghana

Registrars:	Universal Merchant Bank Limited
123 Kwame Nkrumah Avenue
Sethi Plaza
Adabraka – Accra

Bankers:	Barclays Bank of Ghana Limited
Guaranty Trust Bank Limited
Societe Generale Ghana Limited
Stanbic Bank Ghana Limited
Standard Chartered Bank Ghana Limited
Zenith Bank Ghana Limited

Advisors to the Transaction

Financial Advisor and Sponsoring Broker:	IC Securities (Ghana) Limited
No. 2, 2nd Ridge Link, North Ridge
PMB GP 104, Accra
Tel: +233 302 252 621/3
Fax: +233 302 252 517
Contact: Kwabena Osei-Boateng; Eric Appiah; Mildred Dan Braimah
Email: kwabena.osei-boateng@icsecurities.com;
eric.appiah@icsecurities.com;
mildred.dan-braimah@icsecurities.com

Legal Advisor:	Bentsi-Enchill, Letsa & Ankomah
1st Floor, West Wing Teachers’ Hall Annex
Education Loop (off Barnes Road)
P. O. Box GP 1632, Accra, Ghana
Tel: +233 302 221 171
Fax: +233 302 226 129
Contact: Seth Asante; Frank Akowuah
Email: seth.asante@belonline.org;
fnakowuah@belonline.org

Reporting Accountant:	Ernst & Young
G15, White Avenue
Airport Residential Area
Accra, Ghana
P. O. Box KA 16009, Airport
Tel: +233 302 779 868
Fax: +233 302 778 894
Contact: Pamela Des-Bordes; Robert Azu
Email: pamela.des-bordes@gh.ey.com;
robert.azu@gh.ey.com

Registrars:	Universal Merchant Bank
123 Kwame Nkrumah Avenue
Sethi Plaza
Adabraka, Accra
Contact: Harriet Antwi
Email: harriet.antwi@myumbbank.com

Receiving Agent:	IC Securities (Ghana) Limited
No. 2, 2nd Ridge Link, North Ridge PMB
GP 104, Accra
Tel: +233 302 252 621/3
Fax: +233 302 252 517

Receiving Bank:	Standard Chartered Bank Ghana Limited
Accra High Street Building
Accra, Ghana.
P.O. Box 768
Tel: +233 302 664 591/8
Fax: +233 302 667 751

DEFINITIONS

The following definitions apply in this document, unless the context requires otherwise:

“Advisers”	IC Securities, BELA and Ernst & Young

“Applicable Law”	Any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, consent of a governmental authority, or any published directive, guideline, requirement or other governmental restriction that has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, that is binding on GGBL whether in effect as of the date hereof or as of any date thereafter

“Application Form”	Application form for the Rights Issue

“Application Funds”	Capital raised from shareholder subscription to Rights

“BELA”	Bentsi-Enchill, Letsa & Ankomah, which is acting as legal adviser to GGBL in respect of the Offer

“BoG”	Bank of Ghana

“Book Closure Date”	The time period when GGBL will not handle adjustments to the Register of Members, or requests to transfer shares

“Companies Act”	Companies Act, 1963 (Act 179) (as amended)

“CSD”	Central Securities Depository (Ghana) Limited

“CSD Account”	An electronic account held with the CSD where a successful applicant’s new GGBL Shares will be deposited

“EPA”	Environmental Protection Agency

“Escrow Accounts”	Temporary accounts set up with the Receiving Bank (Standard Chartered Bank Ghana Limited) where all Application Funds collected will be deposited until paid into GGBL’s account after the close of the Rights Issue

“Escrow Account Agreement”	A written agreement between GGBL, the Financial Advisers (IC Securities) and the Receiving Bank (Standard Chartered Bank Ghana Limited) regarding the movement of Application Funds in the Escrow Account during the Offer Period and at the close of the Offer Period

“Ex-Rights Date”	25th April 2016

“Extra Shares”	Additional shares over and above those that each Qualifying GGBL Shareholder is entitled to under the Offer

“EY”	Ernst & Young, which is acting as reporting accountant to GGBL in respect of the Offer

“FCF”	Free Cash Flow

“FDA”	Food and Drugs Authority

“FMCGs”	Fast moving consumer goods

“GDP”	Gross Domestic Product

“GGBL” or the “Company” or the “Issuer”	Guinness Ghana Breweries Limited

“GGBL Board” or “Board of Directors” or “Directors”	The board of directors of Guinness Ghana Breweries Limited

“GGBL Shares”	All 211,338,142 issued ordinary shares of GGBL and 96,256,685 New Shares to be issued pursuant to the Offer

“Ghana”	The Republic of Ghana

“GHS”	Ghanaian Cedi

“GRA”	Ghana Revenue Authority

“GSA”	Ghana Standards Authority

“GSE” or “the Exchange”	The Ghana Stock Exchange

“GSS”	Ghana Statistical Service

“IC Securities” or “Sponsoring Broker”	IC Securities (Ghana) Limited, which is acting as financial adviser and sponsoring broker to GGBL in respect of the Offer

“IFRS”	International Financial Reporting Standards

“IMF”	International Monetary Fund

“Listing Date”	20th June 2016

“New Shares”	Up to 96,256,685 new ordinary shares of GGBL to be issued pursuant to the Rights Issue in accordance with the terms of the Offer

“The Offer” or “Rights Issue”	Renounceable rights issue of 96,256,685 ordinary shares of no par value at GHS 1.87 per share in a ratio of 1 new share for every 2.1956 existing shares held by a Qualifying Shareholder of GGBL as at the Qualifying Date

“Offer Circular” or “Document” or “Circular”	This Offer Circular dated 7th April 2016

“Offer Closure Date”	3rd June 2016

“Offer Commencement Date”	Opening date of the Offer 6th May 2016

“Offer Period”	The period between the Offer Commencement Date 6th May, 2016 and the Offer Closure Date 3rd June 2016

“Offer Price”	GHS 1.87 per New Share

“Prevailing Exchange Rate”	The interbank exchange rate or other reference exchange rate agreed upon at the date of application

“Qualifying Applicant”	Any natural person who is 18 years or over, or a corporation, partnership or other unincorporated associations who are resident/incorporated in Ghana or some other state, or country (including a Qualifying GGBL Shareholder and a Renouncee) provided that (a) the offer to and acceptance by such an applicant of the Offer is not in contravention of the laws of either that state or country and (b) such applicant is not resident or located in California

“Qualifying Date”	The date, 28th April, 2016 on which persons whose names appear on the register of GGBL’s members qualify for Rights under the Offer

“Qualifying GGBL Shareholder” or “Qualifying Shareholder”	GGBL shareholders on the register of shareholders as at the Qualifying Date, and who (a) have no legal restrictions barring them from partaking in the Offer and (b) are not resident or located in California

“Receiving Agent”	IC Securities (Ghana) Limited which has been appointed by GGBL who will be receiving applications and payments from Qualifying Applicants under the Offer

“Receiving Bank	Standard Chartered Bank Ghana Limited which has been appointed by GGBL to receive applications and payments from Qualifying Applicants under the Offer

“Refund Commencement Date”	20th June 2016

“Registrar”	The registrar of GGBL, being Universal Merchant Bank Limited at the date of this Circular

“Register of Members”	A register held by the Registrar that records the names and addresses of the shareholders of GGBL

“Renouncee”	A Qualifying Applicant, in whose favour a Qualifying GGBL Shareholder has renounced his/her/its Rights and who has no legal restrictions barring him/her/it from partaking in the Offer

“Renouncer”	A Qualifying GGBL Shareholder who has renounced some or all of his/her/its Rights in favour of another person or legal entity

“Rights”	The legal and financial right of Qualifying GGBL Shareholders to partake in the Offer, which Right may be traded to other persons or legal entities for value, in which case the Right is traded on the GSE, or which Right could be renounced in favour of another person or legal entity

“Rights Trading Period”	The period from 6th May 2016 to 31st May 2016 when holders of GGBL Rights and Qualifying Applicants can trade Rights on the GSE

“SEC”	Securities and Exchange Commission of Ghana

“Uploading Date”	20th June 2016, or any other date determined by the Directors and Advisers and approved by the SEC and GSE, being the date when new shares are credited to the CSD Accounts of successful applicants

“USA” or “United States”	United States of America

“U.S. Securities Act”	United States Securities Act of 1933, as amended

“USD”	United States Dollars

“VAT”	Value Added Tax

Legal Adviser’s Compliance Certificate
Bentsi-Enchill
Letsa & Ankomah
G96s43
01-Mar-16 The Director-General Securities and Exchange Commission 30, Third Circular Road Cantonments, Accra Ghana
The Managing Director The Ghana Stock Exchange 5th Floor, Cedi House Accra
Dear Sirs,
GUINNESS GHANA BREWERIES LIMITED: RIGHTS ISSUE AND ADDITIONAL LISTING OF SHARES ON THE GHANA STOCK EXCHANGE
1. Introduction
We have acted as legal counsel to Guinness Ghana Breweries Limited (“GGBL”), a public limited liability company incorporated under the laws of Ghana, in connection with its proposed rights issue to raise up to GHS 180,000,000 (the “Rights Issue”) and an additional listing of new issued shares on the Ghana Stock Exchange (the “Additional Listing”).
2. Documents examined
2.1 For the purpose of giving this opinion we have examined a draft copy of the shareholders’ circular for the Rights Issue (the “Circular”).
2.2 Unless otherwise indicated, all expressions defined in the Circular have the same meanings when used in this opinion.
2.3 In addition, we have examined originals or copies certified to our satisfaction of the following documents:
2.3.1 the certificate of incorporation of GGBL dated January 13, 2016;
2.3.2 the certificate to commence business of GGBL dated January 13, 2016;
2.3.3 the regulations of GGBL amended by special resolution dated June 14, 2011 (the “Regulations”);
2.3.4 an extract of the minutes of a meeting of the board of directors of GGBL held on September 22, 2015 which indicates that the Rights Issue and Additional Listing were approved by the board of directors of GGBL; and
2.3.5 an extract of the minutes of a meeting of the shareholders of GGBL held on January 27, 2016 which indicates that the Rights Issue and Additional Listing were approved by the shareholders of GGBL.
2.4 We have also examined such other documents and certificates, searches and records as are necessary under the laws of Ghana to enable us to give this opinion.
LEX MUNDI
LEGAL PRACTITIONERS. NOTARIES PUBLIC & TRADEMARK AGENTS
Circular to all Shareholders of
Guinness Ghana Breweries Limited 12
LEXAfrica

3. Scope and purpose of the opinion
3.1 We are qualified to practise law in Ghana. This opinion is limited to matters of
Ghanaian law as in force and applied at the date of this opinion. We have not investigated the laws of any country other than Ghana and we express no opinion on the laws of any other jurisdiction.
3.2 This opinion is given on the basis of the assumptions set out in the Schedule
(Assumptions).
4. Opinion
We are of the opinion that:
4.1 Incorporation
4.1.1 GGBL is a public limited liability company duly incorporated under the laws of Ghana.
4.1.2 GGBL has perpetual corporate existence and capacity to sue or be sued in its name and to carry on its business as currently conducted.
4.1.3 To the best of our knowledge and upon due enquiry, GGBL has all the necessary power and authority to own its property and assets and to carry on its business as currently conducted and no steps have been taken (or are being taken) to appoint any administrator, receiver, liquidator or analogous person or body over, or to wind up or dissolve, GGBL (or to take any analogous action) nor has a moratorium been declared on the payment of any indebtedness of GGBL.
4.2 Powers and Authorisations
GGBL:
4.2.1 is duly authorised to do business as a manufacturer of beverages; and
4.2.2 has taken all necessary action to authorise the performance of its obligations under the Circular.
4.3 Regulatory Approvals and Consents
4.3.1 The approval of the Securities and Exchange Commission is required for the Circular.
4.3.2 The approval of the Ghana Stock Exchange is required for the Additional Listing.
4.3.3 Apart from the approvals referred to under paragraph 4.3.1 to paragraph 4.3.2, no other regulatory approvals, consents or licenses or authorisations are required or advisable under Ghanaian law for the Rights Issue and/or the Additional Listing.

Circular to all Shareholders of Guinness Ghana Breweries Limited

4.4 Circular
The Circular complies with the relevant provisions of Schedule 5 of the Securities and Exchange Commission Regulations, 2003 (L. I. 1728) and Schedule 7 of the Companies Act.
4.5 Contractual Obligations
To the best of our knowledge and upon due enquiry, there are no contractual agreements, obligations or undertakings preventing GGBL from undertaking the Rights Issue and the Additional Listing.
4.6 The Regulations
4.6.1 The Regulations comply with all legal requirements on the contents of the regulations of a public company.
4.6.2 The Regulations comply with the requirements of Part V of the GSE Listing Rules.
4.6.3 The Rights Issue and the Additional Listing do not contravene any provision of the Regulations or any applicable laws in Ghana
4.7 Taxes
4.7.1 The statements in the Circular regarding taxation in Ghana are correct in all material respects.
4.7.2 The proceeds of the Rights Issue will be subject to a capital duty (at the rate of 0.5%) payable by GGBL
4.8 Registrations and Filings
No registration or filing is required at any registry in Ghana in order for the Rights Issue to be valid, binding and enforceable in accordance with the terms of the Circular.
Yours faithfully,
Bentsi-Enchill, Letsa & Ankomah 3
Circular to all Shareholders of
Guinness Ghana Breweries Limited 14

Schedule Assumptions In giving this opinion, we have assumed, and this opinion is given on the basis, that 1. all original documents supplied to us are complete, authentic and up to date, and that all copy documents supplied to us are complete and conform to the originals; 2. the authorising resolutions were duly passed at properly convened meetings of GGBL’s shareholders and board of directors; and 3. all disclosures made to us by GGBL and its officers as reflected in the Circular are materially correct as at the date of this opinion and no event has occurred which undermines or may undermine the correctness of those disclosures We have found nothing to indicate that the above assumptions are not justified. Circular to all Shareholders of Guinness Ghana Breweries Limited 15

PART 1 – THE RIGHTS ISSUE

1.1	1 Rationale for the Rights Issue

Ghana’s economy has enjoyed significant growth during the last 5 years. The growth has however been accompanied by macroeconomic imbalances including rising inflation, increasing interest rates, a deteriorating consumer environment and a currency that has depreciated rapidly. Nevertheless, Ghana has been politically stable and scores well ahead of the African region for ease of doing business. Falling oil prices have impacted Ghana’s fiscal position in the near term but has not benefited consumers as household costs have increased.

Over the last 3 years, the economic climate worsened as the GHS depreciated by over 100% and interest rates rose from 13% in December 2013 to 26% as at December 2015. These factors have led to the business growing at a slower rate than originally forecast. This is due to weaker consumption growth and tougher than anticipated macroeconomic conditions, together with power outages and rationing increasing costs.

The macroeconomic backdrop has increased the burden of the Company’s debt financing as market interest rates have increased significantly putting pressure on the operating performance of the business. As a result, the Company has more debt than the optimal capital structure.

Following the rights issue of GHS 70,000,000 in November 2011, the Company successfully reduced its outstanding net debt from GHS 104,907,000 as at June 2011 to GHS 5,626,000 as at June 2012. Over the last 3 years, the Company has invested significantly in capital expenditure to increase the capacity of the Kumasi brewery, installed spirits blending and bottling capability and redesigning the Malta Guinness bottle. Total assets have grown from GHS 244,099,000 in June 2012 to GHS 490,310,000 in June 2015, funded primarily by debt.

Short term economic prospects for Ghana remain uncertain but the medium to long term view still remains positive. The Directors and management team of GGBL expect demand for GGBL’s products to continue to grow as consumers’ disposable income levels improve.

In order to address these issues, GGBL needs an injection of additional equity funding. After a number of internal reviews, the Directors believe that a rights issue for GHS 180,000,000 completed by June 2016, would enable the Company to reduce its debt levels, increase its profitability and enable it to maintain a market leading position in Ghana.

Objective of the Offer

The objective of the Rights Issue is to enable GGBL attain optimal capital structure. Thus, funds raised will be used to reduce GGBL’s intercompany debt and overdraft.

GGBL operates with overdraft facilities from its bankers (referenced in page 7 of this Circular) to fund the working capital of the business.

Intercompany debt is the loan from Diageo Finance Plc to GGBL used to fund the capital expenditure and investment in GGBL’s growth. The loan is GHS denominated and interest is charged at 91 day treasury bill rate plus a margin of 50 basis points at beginning of each quarter. The interest is capitalized on a quarterly basis.

1.2	Legal Basis for the Rights Issue

At the annual general meeting of GGBL held at the Golden Tulip Hotel, Kumasi on 27th January 2016, shareholders of GGBL approved, amongst others, a resolution to issue additional shares through a renounceable rights issue to raise up to GHS 180,000,000 in accordance with the regulations of GGBL, the Companies Act, and other relevant laws and regulations and subject to prior approval by the GSE and SEC.

The transaction has also been approved by the GGBL Board through a Board Resolution dated 22nd September, 2015.

1.3	Use of the Rights Issue Proceeds

The Directors, in conjunction with the management team of the Company will utilise the proceeds from the Offer to reduce external debt by GHS 26,400,000 and intercompany debt by GHS 150,000,000 (this is assuming there is a 100% subscription to the Offer).

The intercompany debt is the loan from Diageo Finance Plc to GGBL that was used to fund the capital expenditure and investment in GGBL’s growth. The loan is GHS denominated and interest is charged at 91 day treasury bill rate plus a margin of 50 basis points at beginning of each quarter. The interest is capitalized on a quarterly basis. As at June 2015, GGBL had an outstanding intercompany loan facility of GHS 196,896,000.

GGBL also operates with overdraft facilities from its local bankers (referenced in page 7 of this Circular) to fund the working capital of the business. As at June 2015, GGBL had a total of GHS 24,018,000 outstanding in overdraft facilities from Guarantee Trust Bank (GH) Limited, Barclays Bank of Ghana Limited, Societe Generale Ghana Limited and Stanbic Bank (Ghana) Limited.

Expense Item	Amount GHS ‘000
Reduction of interest bearing external debt	26,400
Reduction of intercompany debt	150,000
Issuance costs	3,600

Total	180,000

FIGURE 1: USE OF OFFER PROCEEDS

Minimum Amount to be raised under Offer

The minimum amount to be raised for the Offer to be declared successful is GHS 100,000,000. If GGBL only raises the minimum amount under the Offer, then GGBL shall utilise the amount raised as follows:

Expense Item	Amount GHS ‘000
Reduction of interest bearing external debt	14,000
Reduction of intercompany debt	86,000

Total	100,000

FIGURE 2: DEPLORATION OF MINIMUM AMOUNT RAISED

In the event that the minimum amount is not obtained, all monies paid for New Shares under the Offer and deposited into any of the Escrow Accounts will be returned to the Receiving Bank or Receiving Agent without interest for onward distribution to applicants on the Refund Commencement Date. In this case, Application Funds are deemed to have been returned when notices have been given for the Receiving Bank or Receiving Agent to collect funds received from applications that were lodged with them. The Lead Manager/Issuer shall cause a publication in a newspaper of national circulation and announcements on local radio stations on how and where subscribers are to collect refunds.

If any money is not repaid within eight days after it becomes repayable, the directors of the company shall be jointly and severally liable to repay that money with interest at the rate of 5% per annum each day of default until the refund is made to the Receiving Bank or Receiving Agent unless the Directors can prove that the default in the repayment was not due to any misconduct or negligence on their part.

Oversubscription

Should GGBL receive applications for shares whose value is in excess of GHS 180 million, the Directors shall not issue additional GGBL Shares to satisfy the extra demand, unless there is a significant change in Ghana’s macroeconomic conditions. Any monies received in respect of applications which are not allotted shares, after the consideration of Directors of the excess applications, will be returned to the applicants within 10 days of the allotments. Refunds after this period will attract interest at the BoG policy rate.

1.4	Key Terms of the Offer

Number of Shares and Price

The Offer comprises a renounceable Rights Issue of 96,256,685 new ordinary shares at GHS 1.87 per share to Qualifying Shareholders in a ratio of 1 new share for every 2.1956 existing ordinary share held. The shares to be issued under the Offer will rank pari passu with the ordinary shares of GGBL already in issue and listed on the GSE.

The ratio in which the Rights to ordinary shares are allocated to Qualifying Shareholders may result in fractional entitlements. Fractional entitlements of 0.50 shares and above will be rounded up to one new share, whilst those below 0.50 shares will not be allotted to Qualifying Shareholders but will be consolidated and allotted by the Directors to Qualifying Applicants as they deem fit.

Pricing of the Shares

The Offer is priced at GHS 1.87 per share, representing a 3.2% discount to current market price of GHS 1.93 (as at March 30, 2016), or a 6% discount on the three-month average share price of GHS 1.99 (as at March 30, 2016).

Duration and Discount Applied	Details
Current market price (as at March 30, 2016)	GHS 1.93
Implied discount	3.1%
Offer Price	GHS 1.87

FIGURE 3: DETAILS OF PRICE DETERMINATION

Details	GHS
Three-month High	1.99
Three-month Low	1.98
Three-month Average	1.98
Offer price discount to three-month average	5.6%
Six-month High	2.19
Six-month Low	1.75
Six-month Average	1.99
Offer price discount to six-month average	6.0%

FIGURE 4: DETAILS OF THREE-MONTH AND SIX-MONTH AVERAGE MARKET PRICES

If all the shares on offer are fully subscribed, GGBL will raise a total of GHS 180,000,000.

Dealings

Pursuant to this Rights Issue, the GSE has granted approval to list the New Shares on the GSE. It is expected that the dealings in the New Shares will start alongside the existing 211,338,142 ordinary GGBL Shares on the Listing Date.

Qualifying Date and Distribution of this Circular

The shares on offer under this Rights Issue will be offered to shareholders of GGBL whose names appear in the Register of Members as at the Qualifying Date. The Registrar has sent a copy of this Circular containing the allotment details and Application Forms through the post to shareholders of GGBL on record on the Qualifying Date. Shareholders of GGBL who do not receive copies of the Circular by the Offer Commencement Date may contact the offices of the Registrar, IC Securities or Standard Chartered Bank for a copy of the Circular (subject to availability of extra copies of the Circular).

Form of the New Shares

The New Shares will, when issued, be held in dematerialised form. Qualifying GGBL Shareholders and Renouncees who do not have a CSD Account will be issued letters of allotment. Qualifying GGBL Shareholders and Renouncees who receive letters of allotment will be required to use their letters of allotment to open CSD Accounts and have those shares credited to their CSD Account.

Those Qualifying GGBL Shareholders and Renouncees with CSD Accounts will have their respective CSD Accounts credited with the number of New Shares allotted to them.

Share certificates will not be issued.

Trading in the Rights

The Rights pertaining to the Offer may only be traded on the GSE during the Rights Trading Period, which commences at 9.00am on 6th May, 2016 and closes at 3.00pm on 31st May, 2016. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may transfer Rights only in accordance with Regulation S under the U.S. Securities Act. Shareholders who desire to sell all or some of their Rights on the GSE should contact their brokers, or the Sponsoring Broker at the address below:

IC Securities (Ghana) Limited

No. 2, 2nd Ridge Link

North Ridge, Accra

Tel: +233 302 252 621/3

Fax: +233 302 252 517

Application

All applications for shares under the Offer must be in whole numbers and no purported application for fractions of a share will be accepted.

Shareholders and Renouncees

Shareholders wishing to take-up some or all of their Rights must complete the appropriate sections of the accompanying Application Form in order to exercise their Rights. Qualifying Shareholders are allowed to apply for Extra Shares. This can be done under Part 1 of the Application Form. Persons resident in the United States or who hold shares or Rights for the account of beneficial owners resident in the United States may transfer Rights only in accordance with Regulation S under the U.S. Securities Act. Shareholders are otherwise allowed to renounce in part or in full their Rights in favour of a third party at their own option by completing Sections 7 and 8 of Part 1 of the Application Form. Renouncees should complete Part 2 of the Application Form and submit it, together with the Renouncer’s and Renouncee’s valid ID, to the Receiving Agent or Receiving Bank.

Should a Qualifying Shareholder desire to renounce his/her/its Rights in favour of more than one person or legal entity, his/her/it should list the names of the persons or legal entities, stating the number of Rights renounced in favour of each Renouncee in Section 8 of Part 1 of the Application Form. Each Renouncee must then complete one Renouncee Section of Part 2 of the Application Form and submit it, together with payment for the shares applied for, to the Receiving Agent or Receiving Bank.

1.5	Escrow Accounts Details

All Application Funds collected will be deposited into the following Escrow Accounts of:

Standard Chartered Bank Ghana Limited
Accra High Street Building	Swift Code: SCBLGHAC
Accra, Ghana	Sort Code: 020101
P.O. Box 768	Branch: Head Office

COUNTRY	ACCOUNT NAME	ACCOUNT TYPE	CURRENCY	ACCOUNT NUMBER
GHANA	GUINNESS RIGHTS ISSUE ESCROW ACCOUNT-2	GHANA CEDI CURRENT ACCOUNT	GHS	0100105413300
GHANA	GUINNESS RIGHTS ISSUE ESCROW ACCOUNT-2	EURO FOREIGN EXCHANGE ACCOUNT (ON-SHORE)	EUR	9301505413300
GHANA	GUINNESS RIGHTS ISSUE ESCROW ACCOUNT-2	DOLLAR FOREIGN EXCHANGE ACCOUNT (ON-SHORE)	USD	8701505413300
GHANA	GUINNESS RIGHTS ISSUE ESCROW ACCOUNT-2	POUND FOREIGN EXCHANGE ACCOUNT (ON-SHORE)	GBP	2801505413300

FIGURE 5: ESCROW ACCOUNT DETAILS

A copy of the Escrow Account Agreement has been lodged with the SEC.

1.6	6 Allotment

The Directors will be responsible for the allotment of the additional rights.

The allotment of shares to applicants will be:

i.	first to satisfy all duly completed applications from Qualifying Shareholders and their Renouncees as pertains to Qualifying Shareholders’ Rights in the Offer; and

ii.	to satisfy all duly completed applications from Qualifying Shareholders and Renouncees for Extra Shares, pro-rating where necessary.

To the extent that applications for Extra Shares received are more than the available number of unsubscribed Rights under the Offer, the Directors will allot fewer Extra Shares than applied for. The Board of Directors will allot the Shares on a pro-rata basis to Qualifying Shareholders.

Moreover, if Qualifying Shareholders and Renouncees do not fully subscribe to the new shares being offered, the Board of Directors may allot the unsubscribed shares to new investors.

1.7	7 Payment

The currency of the issue is in GHS.

Payment for GGBL Shares must be made in full on application. Payment by instalments will not be accepted. IC Securities reserves the right to reject multiple applications, applications not paid for in full or to be paid in instalments. Payment will be made in GHS. Non-resident shareholders, who execute their rights in United States Dollars, Euros, British Pound Sterling, or a combination of any of these, will have their Rights allocated to them using the Prevailing Exchange Rate specified to them at the date of application. In this regard, the GHS equivalent of the amount being paid by the applicant and the corresponding number of shares being acquired under the Offer will be communicated to the applicant at the point of application.

Payment may be in cash, cheque, postal and money order. Cheques, postal and money orders, which will be presented for payment, should be made payable to “GGBL RIGHTS ISSUE” and should be crossed and marked “COMMISSION TO DRAWER’S ACCOUNT”. This endorsement must be signed by the drawer. Applications in respect of which cheques are returned unpaid will be rejected. Bank commissions and transfer charges on application monies must be paid by the applicant.

1.8	8 Refund

If any application is not accepted or is accepted for a smaller number of shares than applied for, the balance of the amount paid on application will be returned to the Receiving Agent or Receiving Bank not later than the Refund Commencement Date for onward distribution to applicants. GGBL will announce such refunds through a daily newspaper with national circulation within 72 hours of the making of such refunds.

If GGBL does not make refunds of extra Application Funds to the Receiving Agent or Receiving Bank by the Refund Commencement Date then GGBL will pay to investors, interest (calculated on a per annum basis) on the unpaid amounts after the Refund Commencement Date at the prevailing BoG prime rate for each day of default until the refund is made to the Receiving Agent or Receiving Bank.

Non-resident shareholders who subscribe for their Rights in foreign currency will receive any and all refunds in the foreign currency.

1.9	Lodgment of Completed Application Forms

All Qualifying Applicants resident in Ghana must deliver or lodge their duly completed Application Forms at the offices of the Receiving Agent or Receiving Bank, whose details are provided in Part 8 of this Circular by 5 pm on the Offer Closure Date.

Qualifying Applicants not resident in Ghana must deliver or lodge their duly completed Application Forms by scanning and emailing them to the Sponsoring Broker (GGBLrightsissue@icsecurities.com). Original completed Application Forms should then be mailed to IC Securities through a registered mail service.

Applicants who choose to mail their Application Forms to the Receiving Agent are advised to use registered mail services. However, all documents mailed to the Receiving Agent by applicants will be at the applicant’s own risk and GGBL may treat applications not received by 5 pm on the Offer Closure Date as invalid.

Applicants are to note that Application Forms must be lodged at the same Receiving Agent office where payment is made for the shares applied for. The Receiving Agent will acknowledge receipt of Application Forms and funds from Qualifying Applicants.

1.10	Cost of the Offer

The total cost of the Offer is not expected to exceed 2.00% of the amount being raised. GGBL will pay all fees out of the proceeds of the Rights Issue. Below are the summarised details of the cost of the Offer:

Expense Item	Amount GHS	% of Offer
Professional and Advisory Fees	830,000	0.46%
Legal advisory fee	370,000	0.21%
Reporting accountant fee	300,000	0.17%
Financial and Management advisory fee	160,000	0.09%
Commissions for Receiving Agent and Receiving Bank	950,000	0.53%
Regulatory Fees	1,509,550	0.84%
GSE Fees	494,300	0.27%
SEC Fees	92,000	0.05%
Central Securities Depository Fees	13,250	0.01%
Registrar- UMB	10,000	0.01%
Registrar of companies	900,000	0.50%
Media Publicity, Marketing, Printing, etc.	310,000	0.17%
Total	3,599,550	2.00%

PART 2 – THE ECONOMY OF GHANA

2.1	Overview of the Ghanaian Economy

The Ghanaian economy has demonstrated solid economic growth over the last ten years1, outperforming both the local Sub-Saharan Africa Region and the World as a whole, averaging real GDP growth of 7.2% per annum from 2006 to 2015. As with the other emerging markets, GDP growth rates have slowed more recently recording a 4.1% growth in 2015 against a backdrop of high inflation, rising debt, wider fiscal deficits and an energy crisis. The Ghanaian currency has also devalued considerably from GHS 2.29 to GBP 1 as at January 2010 to GHS 5.7 to GBP 1 as at February 2016.

Despite recent economic challenges, the medium-term prospect for Ghana is high with an average GDP growth rate of 7.0% projected from 2016 to 2018, according to the IMF. The economy is expected to recover with improvements to power supply, increased private sector and public infrastructure investments, as well as benefiting from a relatively high urbanization level relative to African peers. In the longer term, oil and gas prospects coming on stream may also help bolster the economy although contingent on a recovery in global energy prices in the coming years which is clearly uncertain.

FIGURE 7: GHANA, SUB-SAHARAN AFRICA AND WORLD GDP GROWTH RATES (%)2

2.2	2 Political Background

Ghana is a unitary state governed by its 1992 Constitution. The President and members of Parliament are elected by universal adult suffrage. The President serves a maximum of two four-year terms. The governance system also includes a well-structured local government system purposely set up to ensure decentralisation of governance and allocation of resources. As a result of a robust democratic system built over two decades, Ghana held its sixth consecutive democratic election under the Fourth Republic in 2012, which resulted in the retention of the incumbent government. Following a challenge of the election results by the main opposition party, the Supreme Court confirmed the election results in September 2013, ending an eight-month period of political uncertainty. The nation is preparing for another election in 2016 to be supervised by a new Electoral Commissioner, the second in the Fourth Republic.

2.3	3 Historical Economic Performance

Ghana’s economy has recorded an average annual real GDP growth rate of 7.7% over the last 5 years although slowing more recently to 4.1% in 2015. As shown in the following chart, the services sector has increasingly become the largest contributor to GDP, accounting for an estimated 54%3 of GDP in 2015 (up from 51% in 2010). Meanwhile, industry (21%) is the next largest sector and relatively stable (up from 19% in 2010), whilst agriculture has been in relative decline and now contributes 19% to the economy (down from 30% in 2010).

Following recent developments oil makes up about 6% of the economy, up from 0.4% in 2010 (although below an 8.1% peak in 2013 due to declining oil prices more recently).

[1]	Source: World Bank Report
[2]	Source: Ghana Statistical Services, World Bank Report
[3]	Source: Ghana Statistical Service

FIGURE 8: CONTRIBUTION TO GDP BY THE VARIOUS SECTORS OF THE ECONOMY

The GHS has stabilised from a long run of depreciation since late September 2015 on the back of a tight monetary and fiscal policy stance by government, inflows from donors, pre-export finance facility for cocoa and proceeds from a Eurobond issue. In 2015, the Government of Ghana signed an IMF bailout programme to help manage the declining economic performance.

2.4	4 IMF Programme

The Executive Board of the IMF approved a three-year arrangement under the Extended Credit Facility for Ghana to the tune of USD 918 million in support of Ghana’s medium-term economic reform programme in April 2015. Ghana has since received a total of USD 346 million, representing three (Tranche 1: USD 116 million, Tranche 2: USD 116 million, Tranche 3: USD 114 million) of the eight tranches to be disbursed under the programme. The IMF is advocating for a more ambitious and front-loaded fiscal consolidation to help place public debt on a sustainable path, and to allow monetary policy to be more effective in bringing down inflation by strictly limiting budget financing from the Bank of Ghana. Current efforts that have been made so far include the total removal of subsidies on petroleum products, mitigation of payroll irregularities, enhancement of public finance management and transparency and deregulation of the oil distribution sector. The second review of the bailout programme in January 2016 indicates that the programme is on track, and all August 2015 targets were met amid a challenging global economic atmosphere.

2.5	5 Monetary and Fiscal Policies

The Ghanaian government has been battling trade and fiscal deficits in recent times. Generally, the last five years have witnessed tighter fiscal policies from government aimed at stabilising the economy and managing inflation. Improved fiscal performance between 2009 and 2011 resulted in a decline in inflation rates from 19.3% in 2009 to single-digit levels of 8.7% in 2011. Inflation rates have however risen over the last few years from 8.7% recorded in 2011 to 17.7% at the end of 2015 due to fiscal pressures, currency depreciation as well as fuel and utility price hikes.

The nation’s fiscal deficit to GDP for the periods of 2012 and 2013 rose beyond 10% on the back of a higher than usual increase in public expenditure. The country recorded a fiscal deficit above 10% of GDP for the third consecutive year in 2014. The significant increase in the expenditure was driven by a large wage bill, rising interest rates, high inflation and a slowdown in economic activity resulting from falling commodity prices, EBOLA knock-on effect and energy supply shortages. The Government of Ghana through the IMF programme has streamlined government’s expenditure, patched leakages in government’s coffers and addressed payroll irregularities. Government’s budgeting operations have improved in 2015 with an overall cash deficit of 5.6% of GDP in the first eleven months of 2015 against a target of 6.8%, the lowest since 2012. The fiscal target for 2016 is 5.3%, a little lower than the IMF target of 5.6%. The measures put in place to achieve the fiscal target include weaning off some state owned enterprises like Driver and Vehicle Licensing Authority and the Environmental Protection Agency from subventions, and a new raft of taxes and levies which are expected to boost revenue by 24.0%. The Energy sector levy is projected to generate ~GHS 3.5 billion in 2015 to cover the debt of state owned enterprises in the sector.

FIGURE 9: INFLATION, MONETARY POLICY RATE (MPR) AND 91-DAY TREASURY BILL4

The monetary policy rate has seen a gradual increase over the past five years, from 12.5% in November 2011 to 26.0% in December 2015. The policy rate was maintained in January 2016 to help manage the rising inflation and to drive up the cedi’s value. Rates on short-term bills have been on the decline since early 2015 whereas rates on medium-term securities were relatively stable in the first half of 2015 but rose marginally in the second half of the year. The trend of falling rates on short-term securities is reflective of government’s strategy to roll short-term debt into longer dated maturities as part of its Medium-Term Debt Management Strategy (“MTDS”). Ghana’s public debt stock stood at GHS 92.2 billion representing 69.1% of GDP as at September 2015. The depreciation of the GHS aided in the rise in external debt which represents 54.5% of total debt stock. With the assistance of the IMF and the World Bank, the government has developed a MTDS to enhance debt sustainability as well as to support fiscal consolidation and a tight monetary policy.

2.6	6 Economic Outlook

The Ghanaian economy is expected to recover and grow moderately in the foreseeable future. The IMF5 projects economic growth at 6.4% and 9.2% in 2016 and 2017. Also, GDP per capita is expected to increase consistently over the same period. Key contributors to this projected growth are banking, insurance, FMCGs and real estate. The industry sector is expected to see significant improvement as the services sector is expected to maintain its growth trajectory, spurred by a rising middle income class with an increased appetite for goods and services.

Ghana is making headway in infrastructural development and has acquired some power barges to help reduce the worsening power crisis. There are ongoing thermal and hydro power projects expected to add ~3,000 MW of power over the next 3 years. The Sankofa-Gye Nyame gas project (“SGN”) will produce 180 million standard cubic feet of gas daily, sufficient to generate approximately 1,100 MW of electricity. First gas from the SGN field is expected in February 2018, in addition to 30,000 barrels of oil daily, to be produced from August 20176.

Oil production has been estimated to increase to 283,700 boe/d7 in 2021 coming from Jubilee, Tweneboa Enyenra and Ntomme (“TEN”), SGN and other potential developments. Production at the TEN and SGN fields is expected to be 80,000 bpd and 40,000 bpd respectively in 2017. Estimated oil reserve in 2014 was 672.3 million barrels and this is expected to increase to 727.5 million barrels by 2018 with expected revenue receipts of USD 20 billion by 2030 according to the IMF.

Government is committed to fiscal reforms and consolidation to reduce the fiscal deficit to 3.0% by 2018. In order to improve revenue, government has integrated the various revenue collection agencies into the GRA as well as introduce a new tax act that has widened the tax net, largely capturing the informal sector. The government also intends to reduce borrowing and borrowing costs via the debt-management strategy: broadening the range of instruments offered in the domestic markets, extending the yield curve by issuing 7- year and 10-year fixed-rate bonds, restricting non-concessional loans to economically viable and self- financing projects. These, together with stronger real GDP growth and higher export levels backed by increased oil and gas production, are expected to contribute to a better Debt Sustainability Analysis baseline.

[4]	Source: Bank of Ghana
[5]	Source: IMF world Economic Outlook, April 2015
[6]	Source: Ghana National Petroleum Corporation
[7]	Barrels of oil equivalent per day

The Bank of Ghana’s readiness to intervene swiftly in the market, increased dollar reserves and expectations of a new Eurobond issue in 2016 has curbed the seasonal first quarter depreciation.

Although the macroeconomic environment remains healthy, pre-election political risks in 2016 are likely to weigh on growth, exchange rates and fiscal balances in 2016.

2.7	7 Beverage Sector in Ghana

Africa has become an increasingly attractive investment market for the global drinks industry, as large populations, positive demographic developments, increasing urbanisation and higher disposable incomes improve the market potential in a largely underdeveloped industry. Increased investment has also been encouraged by governmental initiatives across the continent as governments make a concerted effort to clamp down on the production and consumption of illegal, unregulated alcohol. As wealth increases, consumption of regulated alcoholic products generally increases and in Africa, there is a huge opportunity for consumers to move from participation in the informal segment or home brews, into the branded sector. At the end of 2012, GGBL introduced the country’s first cassava-based beer, Ruut Extra Beer, onto the Ghanaian market. In March 2013, SABMiller’s subsidiary Accra Brewery Limited followed suit by introducing Eagle Lager, another cassava-based beer. These beers have been successful due to excise tax concessions, and have provided an opportunity to turn locally grown cassava into cash crops. Large multinational companies such as SABMiller, Diageo, Heineken, and Castel with significant existing interests in African brewers, have helped to consolidate the industry and improve corporate governance and operating efficiency. Beer companies are among the largest listed companies in many African countries.

The two main players in Ghana’s beer industry are GGBL and Accra Brewery Limited with the beer market estimated at around 1.76 million hectoliters. According to Business Monitor International, beer volume sales are expected to expand at a compound annual growth rate of 6.4% from 2013-2017. In recent years, brewers have emphasised high-end brands to boost margins by increasing prices. This is also evident in certain mainstream and emerging products, such as the cassava-based Eagle Lager and Ruut Extra Beer, which retail for more than twice the price of popular home brews, but have nonetheless provided an entry into a market that was previously serviced only by illicit, unregulated products.

Review sliding scale of excise duty on beer and malt

To provide an incentive for brewery companies to use local raw materials for the production of beer and malt, a sliding scale excise duty was introduced for brewery companies that substitute local raw materials for imported ones.

Under the Excise Duty Act, 2014 (Act 878) (as amended by the Excise Duty (Amendment) (No. 2) Act, 2015 (Act 903)), non-indigenous beer attracts excise duty rate of 10% - 47.5% of the ex-factory price of the beer, depending on the proportion of local raw materials to total materials used in the production of the beer. In the case of malt drinks, excise duty of 7.5% - 17.5% is payable on the ex-factory price of the drinks.

Soft Drinks Market in Ghana

Coca-Cola, PepsiCo and Club Minerals are the leaders in the soft drinks market. Voltic Ghana, which is majority owned by SABMiller, leads the bottled water market with over 85% share of the mineral water market. Most of the fruit juices are imported. Fruit drinks such as Ceres, Purejoy and Don Simon are leading imported brands. Local fresh juice producers include Papso, Milani, Aquafresh, Sunripe Ltd. and Athena Foods Ltd. Companies such as Blue Skies, Pinora and Athena Foods Ltd supply bulk juice and chopped fruit to EU buyers.

2.8	8 Regulatory Bodies in the Beverage

Sector The Food and Drugs Authority

The FDA is the statutory body responsible for the administration and enforcement of the Public Health Act 2012 (Act 851) (the “Public Health Act”). The FDA regulates the manufacture, importation, exportation and distribution of food (including beverages), drugs, cosmetics, medical devices and household chemicals in Ghana within the requirements of the Public Health Act. It also issues guidelines and procedures for manufacturers, importers and other players and stakeholders in the food and drug industry.

The FDA registers the Company’s products and production facilities and also approves the advertisements for the products.

Ghana Standards Authority

The GSA is the statutory body responsible for the administration and enforcement of the Standards Authority Act, 1973 (NRCD 173), the Ghana Standards Board (Food, Drugs and Other Goods) General Labelling Rules, 1992 (L. I. 1541) and the Ghana Standards (Certification Mark) Rules, 1970 (L. I. 662). The GSA regulates standards for applicable products in Ghana.

The GSA licenses the Company to use the “Ghana Standards Certification Mark” on its products.

The Environmental Protection Agency

The EPA is the statutory body responsible for the administration and enforcement of the Environmental Protection Agency Act, 1994 (Act 490) and the Environmental Assessment Regulations, 1999 (L. I. 1652). Its core mandate is to protect the environment and regulate environmental management in Ghana.

The EPA conducts routine inspections of the Company’s production facilities and issues environmental permits to the Company in respect of the production facilities.

The Ghana Revenue Authority

The Customs Division of the GRA is responsible for monitoring, supervising, co-ordinating and collection of import and export duties, import vat, petroleum tax, import excise duties and other taxes. The Customs Division also ensures licensing and registration of manufacturers of goods (including excisable goods), takes account of all dutiable goods manufactured and collects the assessed duties. In addition to these functions, the Customs Division is also responsible for enforcing laws on import and export restrictions and prohibitions as well as the collection of the revenues indicated.

The Department of Factories Inspectorate

The Department of Factories Inspectorate is the body responsible for occupational health and safety regulation in Ghana pursuant to the Factories, Offices and Shops Act, 1970 (Act 328).

It routinely inspects the production facilities of the Company and certifies the facilities as fit and proper for work in accordance with the law.

PART 3 – GUINNESS GHANA BREWERIES LIMITED

3.1	1 Corporate History and Background of GGBL

GGBL is the leading total beverage alcohol business in Ghana in terms of market share and has an outstanding collection of popular brands across spirits, stout, lagers, ready-to-drink (“RTD”) and non-alcoholic malt brand categories.

The Company was incorporated in Ghana as a private company called Guinness Ghana Limited on the 29th August 1960 for the purpose of promoting the sale of imported Guinness Foreign Extra Stout. In 1970, work started on a brewery and bottling plant in Kumasi for the production and sale of Guinness Foreign Extra Stout, and on 12th November 1971, commercial production began and the product was formally launched in December 1971.

At the time of its incorporation, the Company’s only shareholders were: Guinness Overseas Limited owning 63.75% and Atalantaf Limited owning 36.25%. Following the promulgation of the Investments Policy Decree 1975 (NRCD 329) the shareholding structure changed. The Government of Ghana acquired a shareholding of 40%, Guinness Overseas Limited had 28.68%, Atalantaf had 16.32% and the Ghanaian public had 15%. The Company was listed on August 23, 1991 and was one of the first companies to list on the GSE.

In 1997, Guinness Plc and Grand Metropolitan Plc merged to form Diageo plc (“Diageo”) which in turn made the Company a subsidiary of Diageo. In 2004, the Company acquired Ghana Breweries Limited, owned by Heineken International B.V., and changed its name to Guinness Ghana Breweries Limited. Since then Diageo has owned a majority stake in GGBL.

Heineken International B.V. previously owned 20% equity in GGBL through Heineken Ghanaian Holdings B.V. On 7th October 2015, Diageo announced that it has acquired the entire issued share capital of Heineken Ghanaian Holdings B.V. Following the acquisition, the name of Heineken Ghanaian Holdings B.V. has been changed to Diageo Ghanaian Holdings B.V.

Diageo’s indirect shareholding in GGBL is now 72.42%. Social Security and National Insurance Trust holds an 11% stake in GGBL, with the remaining shares being held by a number of smaller shareholders.

Diageo is a global leader in alcoholic beverages with an outstanding collection of brands including Johnnie Walker, Crown Royal, J&B, Windsor and Buchanan’s whiskies, Smirnoff, Ciroc and Ketel One vodkas, Baileys, Captain Morgan, Don Julio, Tanqueray and Guinness. Diageo is a global company whose products are sold in more than 180 countries around the world.

3.2	2 GGBL Capital Structure

Class of Shares	Authorised Shares	Issued Shares	Stated Capital GHS
Ordinary Shares	400,000,000	211,338,142	96,252,000

FIGURE 10: GGBL CAPITAL STRUCTURE

3.3	3 Key Business Activities and Existing Product Portfolio

GGBL is authorised to operate as a brewer of alcoholic and non-alcoholic beverages and is also authorised to import and distribute beverages in Ghana. The Company produces and imports a diverse range of alcoholic and non-alcoholic brands for consumers in Ghana. GGBL was the first to invest in the “Cube” - an innovative portable spirits processing plant in Achimota which currently produces Orijin Bitters. The Company also launched Orijin RTD onto the Ghanaian market and has continued to expand the availability of Ruut Extra, the company’s value lager brand.

The brand portfolio of GGBL covers the lagers, stout, spirits, RTD and non-alcoholic malt categories. The non-exhaustive list of products produced by GGBL is as follows:

Locally Produced Products	Imported Products
Alvaro Passion, Alvaro Pear, Alvaro Pineapple, Guinness FES (Foreign Extra Stout), Malta Guinness, Gulder Lager, Orijin Bitters, Ruut Extra, Smirnoff Black Ice, Smirnoff Ice, Star Lager, Star Lite Lager, Top Malt and Orijin RTD	Baileys Original, Bells Original, Ciroc, Captain Morgan Original Spiced Gold Rum, Don Julio 1942, Singleton, Gordons Dry Gin, Heineken Lager, J&B, Johnnie Walker, Ketel One Vodka, Reserv DJ Anejo, Smirnoff, Tanqueray London Gin, White Horse, Zacapa Centenario

3.4	Trademark

GGBL has registered 129 trademarks and has applications for the registration of 174 trademarks pending before the Trademarks Registry in Ghana in respect of its products.

3.5	Top 20 shareholders as at March 2016

NAME	Number of Shares	Shareholding (%)
Diageo Highlands B.V.	110,778,193	52.42
Diageo Ghanaian Holdings B.V.	42,267,561	20.00
Social Security and National Insurance Trust	23,294,862	11.02
Brown Brothers Harriman (Luxembourg) S.C.A	12,713,049	6.02
Arisaig Africa Consumer Fund Limited	3,438,794	1.63
Coronation Fund Managers	1,341,015	0.63
EPACK Investment Fund Limited	1,178,015	0.56
Wasatch Frontier Emerging Small Countries Fund	1,074,765	0.51
ELAC Policyholders Fund	781,816	0.37
JP Morgan Chase Victorie	493,108	0.14
Robeco Afrika Fonds N.V.	482,632	0.23
Mauritius Re Skandina	439,732	0.21
Coronation Asset Managers	394,662	0.19
Eastern Investments	320,000	0.15
Chase Offshore	307,649	0.15
JP Morgan Chase Victorie	300,600	0.14
State Street London	255,340	0.12
University of Notre Dame du Lac	251,800	0.12
Teachers Fund	239,049	0.11
ELAC Shareholders Fund	229,163	0.11

Total	200,581,805	94.91

Other shareholding	10,756,337	5.09

Total shareholding Outstanding	211,338,142	100.00

FIGURE 11: GGBL’S TOP 20 SHAREHOLDERS

3.6	Board Corporate Governance

GGBL recognizes the importance of good corporate governance as a means of sustaining the viability of the business and ensuring accountability to its shareholders. The Company has substantially complied with all statutory requirements. It has put in place a comprehensive system to protect the environment and employees.

Guidelines have been developed on corporate governance to assist and guide the Board of GGBL to fulfil its responsibility to the shareholders and to ensure that the Directors will have the necessary practices in place to effectively review and evaluate the Company’s business operations as appropriate and to make decisions that are in the best interest of the Company and its shareholders.

GGBL is committed to achieving the highest standards of corporate governance, corporate responsibility and risk management when conducting its business. The Company ensures that it conducts its business activities in accordance with all laws and regulations which govern its business activities. The Board of Directors and the management team are responsible for ensuring that GGBL achieves and maintains a high standard of corporate governance and practices.

3.7	7 Board of Directors Profiles

The responsibility of good corporate governance is placed on the GGBL Board. The Board of Directors is comprised of people who are highly qualified and experienced in their fields of discipline. The Board is currently composed of two executive and eight non-executive directors one of whom is the Chairman.

The Managing Director is a separate individual from the Chairman and he implements the management strategies and decisions of the Board.

David Harlock – Board Chairman (55 years)

David Harlock was appointed as the Chairman of the GGBL Board in June, 2009. He is a qualified solicitor in England and Wales and has worked with Diageo since 1996 in several legal positions. He is currently the General Counsel for the Diageo Corporate Centre, Africa, Turkey and Russia.

Other Directorship: Diageo Holdings Netherlands B.V., Guinness Overseas Limited, Atlantaf Limited, Diageo Dagitim Satis ve Pazarlama A.S., Mey Alkollu Ickiler sanayii Ve Ticaret A.S. and Mey İçki Sanayi Ve Ticaret A.Ş.

Francis Agbonlahor – Managing Director (53 years)

Francis Agbonlahor was appointed to the role of Managing Director of GGBL effective 25 January, 2016. Francis joined Guinness Nigeria plc on 1 December, 1990 as a graduate trainee and held several roles in Planning, Brewing and Logistics including Head of Customer Service, Plant Manager and Supply Director at Guinness Nigeria plc. He was appointed General Manager of the Meta Abo Share Company in Ethiopia following Diageo’s acquisition of the business in January 2012.

Other Directorship: None

Stephen Nirenstein – Finance Director (43 years)

Stephen Nirenstein is currently the Finance Director of Guinness Ghana Breweries Limited. Prior to his current role, he was the Group Financial Planning and Analysis Director for Diageo. Before then, he spent three years as the Financial Controller for the Diageo Red Stripe business in Jamaica and also worked as the Commercial Finance Manager for Diageo International Beer Supply based in London.

Stephen is a member of the South African Institute of Chartered Accountants and an alumnus of the University of Cape Town.

Other Directorship: None

Mark Sandys – Non-Executive Director (41 years)

Mark Sandys is a graduate of Balliol College, Oxford University, and has over 15 years of experience working in Diageo. He is currently the Guinness Global Brand Director.

He has been with Diageo since 1999 and he has held positions of Category Director for Whisky & Reserve in Asia Pacific, Marketing & Innovation Director in Diageo Russia & Eastern Europe, Global Marketing Strategy & Innovation Director in respect of Bailey’s, Marketing Manager for Gordon’s Gin and Guinness Brand Manager.

Other Directorship: Diageo Ireland, Guinness Storehouse Ireland Pension Trustees Limited, Guinness Storehouse Limited, Diageo Europe Holdings Limited, Diageo Turkey Holdings Limited

Ebenezer Magnus Boye – Non-Executive Director (81 years)

Ebenezer Magnus Boye is a former director of Ghana Breweries Limited. He is a retired Managing Director of Coopers and Lybrand – Ghana (now Pricewaterhouse Coopers), a past president of The Institute of Chartered Accountants of Ghana and The Chartered Institute of Taxation, Ghana.

He has served on the boards of a number of public and private companies including Barclays Bank of Ghana Limited, Unilever Ghana Limited and Ghana Ports and Harbour Authority. He was appointed to serve on the GGBL Board in July 2004.

Other Directorship: Uppers Quary Limited and Capital Group Limited

Simon Harvey – Non-Executive Director (45 years)

Simon Harvey holds a B.Com Degree majoring in Commercial Law and Business Administration and Accountancy from the Rhodes University in South Africa. He also holds B.Com Hons in Finance and Marketing, Strategy and Human Resource from the Rhodes University, as well as an MBA from the Henley Management College in the UK.

Currently, he is the Managing Director for Diageo – African Regional Markets.

Other Directorship: Seychelles Breweries Limited and Meta Abo Share Company

Martyn Mensah – Non-Executive Director (48 years)

Martyn Mensah holds a Master’s in Business Administration and a Diploma from the Imperial College of Science, Medicine & Technology in London. He also holds a degree in Electrical and Electronic Engineering from the University of Bath in the United Kingdom.

Other Directorship: UT Holdings, UT Bank Ghana Limited, Enablis Ghana, Maridav Ghana Limited, Zawadi Africa Educational Fund and Board of Petra Trust, Ghana

Leo Breen – Non-Executive Director (49 years)

Leo Breen has over 14 years working experience as Finance Director. He has managed finance operations for a Diageo business unit comprising 16 countries including companies in Greece and Italy. He was the Finance Director for Diageo China from 2006 to 2011. He is currently the Finance & Strategy Director for Diageo Africa Regional Markets and is based in London.

Other Directorship: Meta Abo Share Company

Kofi Sekyere – Non-Executive Director (55 years)

Kofi Sekyere holds an MSc. in Material Science Engineering from the University of Virginia, Charlottesville, USA. He holds a BSc. in Physics from the Bates College, Lewiston in Maine, USA as well as an MBA in Finance and Marketing from the Sloan School of Management in Massachusetts Institute of Technology (MIT) Cambridge in the USA.

Other Directorship: TAH Capital (Pty) South Africa, West Hills Mall Ltd, Ghana, CDH Investment Bank, Malawi, Africap, USA, Fidelity Capital Partners, Ghana, CDH Financial Holding Limited, Ghana, Sandpark Properties, Ghana, Delico Property Development, Mauritius and SDC Finance and Leasing, Ghana

Prince William Ankrah – Non-Executive Director (56 years)

Prince William Ankrah was appointed to serve on the GGBL Board in May 2014. He is the General Secretary of the Mineworkers Union, the Trade Union Congress, Ghana and has a wealth of experience in Industrial Relations Management. He serves on a number of boards in Ghana and is a Chartered Member of the Chartered Institute of Personnel and Development in the UK.

Other Directorship: Social Security and National Insurance Trust, Ghana Broadcasting Corporation, UT Bank Ghana Limited, Golden Pride Savings & Loans, Ghana, the Trade Union Congress in Ghana, IndustriALL in Geneva and IndustriALL in South Africa.

Summary of Director Profiles

Name of Director	Date of Appointment	Position	Expiration of Directorship
David Harlock	June, 2009	Board Chairman	None
Francis Agbonlahor	January, 2016	Managing Director	None
Stephen Nirenstein	May, 2014	Finance Director	None
Mark Sandys	October, 2014	Non-Executive Director	None
Ebenezer Magnus Boye	July, 2004	Non-Executive Director	None
Simon Harvey	September, 2015	Non-Executive Director	None
Martyn Mensah	October, 2014	Non-Executive Director	None
Leo Breen	September, 2015	Non-Executive Director	None
Kofi Sekyere	September, 2015	Non-Executive Director	None
Prince William Ankrah	May, 2014	Non-Executive Director	None

FIGURE 12: BOARD OF DIRECTORS

3.8	Profile of Senior Management

Francis Agbonlahor – Managing Director

Refer to “Board of Directors Profiles”

Stephen Nirenstein – Finance Director

Refer to “Board of Directors Profiles”

Eric Sewonu Adadevoh – Human Resource Director

Eric Sewonu Adadevoh has worked with the business for over 20 years and has extensive experience across the Supply and Human Resources functions. Prior to his current role, Eric was Supply HR Business Partner in GGBL. He also served as HR Director, Serengeti Breweries in Tanzania, also a subsidiary of Diageo; HR Business Partner – Demand, and Talent & OE Manager. Whilst in the Supply function, Eric worked across the Brewery Leadership Teams. He holds a Bachelor of Science degree and Masters in Business Administration from the Kwame Nkrumah University of Science and Technology and a post graduate Diploma in Industrial Relations from ABE, UK.

Luck Ochieng Ndede – Sales Director

Luck Ochieng Ndede has over 20 years’ experience in Sales and Distribution in the Telecom and FMCG industries. He served as Country Director – Airtel Money in Ghana for a year, and prior to that, was Sales and Distribution Director for five years with Airtel Ghana. Luck also worked as the Group Sales and Distribution Director for Celtel International BV (Anglophone countries) for three years based in the Netherlands. He holds a Bachelor of Science degree from the University of Nairobi in Kenya.

Nicholas Cook – Commercial Director (Spirits and Customer Marketing)

Prior to his current role, Nick Cook was the Customer Marketing Director for Africa in Diageo. Nick joined Diageo from Nestle U.K. where he held several positions in sales and customer marketing. After over 7 years at Nestle, he joined Diageo to head up the Commercial Planning and Activation team. Following on from this, Nick then led the Diageo Tesco sales team in the UK.

Eric Otoo – Route to Consumer and Strategy Director

Eric Otoo joined GGBL from McKinsey & Co.’s New York office. He has over 14 years’ consulting and finance experience from various U.S. firms including Goldman Sachs, Treacy & Co., Analysis Group and Towers Watson, covering multiple industries such as consumer goods, healthcare, financial services, airlines, industrial, publishing and media. He received his MBA from Harvard Business School and is a Chartered Financial Analyst (CFA), a Certified Management Accountant (CMA), and a Certified Financial Manager (CFM).

Kweku Sekyi-Cann – Marketing Director

Kweku Sekyi-Cann has worked in GGBL in different capacities including Brands and Marketing Manager, acting Marketing Director in Ghana and Marketing Director in Meta Abo brewery, Ethiopia. He started his career in Ghana Breweries Limited as a graduate trainee and also had a short stint with Coca Cola Equatorial before returning to join GGBL in 2007. Kweku has 15 years’ experience in consumer marketing, brand building and people management.

H. Essie Humphrey-Ackumey – Legal Counsel and Legal Secretary

H. Essie Humphrey-Ackumey is a Barrister-at-Law in England and Wales, and a Solicitor & Advocate of the Supreme Court of Ghana. She has over 25 years’ experience in banking and finance, company law and practice, human rights law, insurance and labour related issues. She has worked with various financial and quasi financial institutions, such as SIC, Meridian BIAO/Trust Bank (now Ecobank), CAL Bank Limited as well as the United Nations High Commission for Refugees. Prior to joining the Company, she was the Head of Legal and Company Secretary of Fidelity Bank Ghana Limited and Company Secretary of Fidelity Asia Bank Limited, Kuala Lumpur, Malaysia.

She was appointed as the Board Secretary in May, 2013.

Andy Jones – Supply Director

Andy Jones has over 20 years’ experience in senior supply roles with Diageo across the globe. Before his current role, Andy was Integration and Supply Chain Director in Ethiopia, where he drove the integration of Meta Abo which Diageo acquired in Ethiopia in 2012. Subsequently, he took on the role of Supply Chain Director leading the supply operations along with capacity investment plans in Meta Abo. Andy also held senior supply roles at Guinness Nigeria plc and worked previously at GGBL as the Supply Director.

Rita Agyeiwaa Rockson – Ag. Corporate Relations

Rita is the acting Corporate Relations Director of Guinness Ghana Breweries Limited, responsible for delivering the corporate relations strategy for the Company and leading the business in areas including public policy and government relations, sustainability, external communications and employee engagement. She joined the business as the Communications Manager and later took on the employee engagement role in addition. Rita has over 14 years’ professional experience across various industries including airline, communications consultancy, protocol and crew change logistics and is a member of the Institute of Public Relations Ghana.

3.9	Organisational Structure of Guinness Ghana Breweries Limited

The roles and responsibilities of the Directors and senior management of GGBL are defined by a strong governance and organisation framework. The GGBL Board ensures the maintenance of good internal control procedures, strict adherence to rules and regulations, compliance with legal requirements through scheduled meetings of the GGBL Board and other subcommittees of the GGBL Board.

FIGURE 13: ORGANIZATIONAL CHART

Roles of the Board

The GGBL Board is responsible for the oversight of the business, long-term strategy and objectives, and the management of the Company’s risk while evaluating and directing the implementation of Company controls and procedures including, in particular, maintaining a sound system of internal controls to safeguard shareholders, investments and the Company’s assets. The GGBL Board through the Audit Committee is responsible for monitoring adherence by the Company and its employees to the laws of the land and the Company’s Code of Business Conduct.

The Board as a whole has the responsibility for ensuring satisfactory dialogue with shareholders on key aspects of the Company’s business.

Shareholder Access to Board

Shareholders may communicate on governance matters directly to the Board through the Company Secretary. As deemed appropriate, such matters may be referred to the entire Board, committees of the GGBL Board, individual members, or other departments within the Company.

3.10	Board Committees

Audit Committee

The Audit Committee assists the GGBL Board in fulfilling its oversight responsibilities relating to the integrity of the financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and remuneration, the performance of the internal audit function and the performance of the independent auditor and to handle such other matters as are set out in its terms of reference.

The Audit Committee ensures that an annual review of the Company’s internal control over financial, operational and compliance matters is done and notifies shareholders of same in the annual report of the Company.

The Audit Committee is also responsible for monitoring compliance by the Company and its employees to the laws of the land and the Company’s Code of Business Conduct. The Committee monitors and ensures that the Company’s whistle blowing mechanisms are active and are widely publicised.

Members of the Audit Committee

•	Mr. Ebenezer Magnus Boye – Non-executive Director;

•	Mr. Martyn Mensah – Non-executive Director; and

•	Mr. Stephen Nirenstein – Finance Director.

Other Committees

The GGBL Board has the discretion to form new committees or dissolve existing committees depending on the circumstances. Each Non-Executive Director will be expected to serve on at least one committee. Except in exceptional circumstances, a committee chairman who has served three consecutive years is expected to step down as chairman for at least one year so as to facilitate the rotation of committee chairpersons.

The GGBL Board may from time to time as circumstances may require establish such new board committees as may be required for the efficient running of the GGBL Board, including the following:

(a) Nominations Committee

The Nominations Committee makes recommendations to the GGBL Board on all matters concerning corporate governance and directorship practices as formalised in the Nominations Committee Terms of Reference, including development of corporate governance guidelines, evaluation of the GGBL Board, committees and individual Directors, identification and selection of new GGBL Board nominees, and oversight of the Company’s policies relating to social and environmental issues. The Nominations Committee also evaluates and determines compensation policies and recommends compensation for Non-Executive Directors.

(b) Executive Management Committee

The Executive Management Committee is responsible for the day to day management of the Company and all the operational aspects of the Company. The Executive Management Committee meets regularly to review the performance of the Company, assess the operations of the Company and ensure that adequate internal controls and compliance systems are in place and adhered to. The Executive Management Committee also identifies the Company’s risk profile and ensures that all the relevant steps are taken to mitigate and address the said risks.

3.11	Employee headcount

GGBL has 657 management employees. The Company also has 111 other permanent employees and 191 employees on fixed term contracts.

3.12	Compensation Schemes

GGBL operates two employee benefit schemes for its employees. These are:

Defined Contributions Plan

i.	Social Security and National Insurance Trust (“SSNIT”)

Under a three tiered National Pension Scheme, GGBL contributes 13% of employees’ basic salary to SSNIT for employee pensions. The Company’s obligation is limited to the relevant contributions. SSNIT is responsible for pension liabilities and obligations.

ii.	Provident Fund

GGBL has a provident fund scheme for staff under which the Company contributes 15% of staff basic salary for its managers and 12% for the other permanent employees. The obligation under the pension fund scheme is limited to the relevant contribution.

End of Service Benefits

The Company has an end of service plan that has been designed to help its permanent junior staff build up savings over a period of time to meet their future financial obligations. The Company contributes 5% of the employee’s monthly basic salary to the end of service plan on a monthly basis. The plan is not funded and bears no interest in the individual’s account. Employees who retire as junior staff are given 2 years annual salary.

The defined benefit plans expose the Company to actuarial risks, such as longevity risk and interest rate risk.

3.13	13 Remuneration of Directors

According to the most recently available audited financials of GGBL, all the Directors have been paid the following in remuneration:

Financial Year to June	Aggregate Remuneration (GHS)
2012	4,067,000
2013	3,253,000
2014	1,981,000
2015	3,727,000

FIGURE 14: AGGREGATE REMUNERATION OF DIRECTORS FOR FULL YEAR 2012 TO FULL YEAR 2015

3.14	Material Contracts and Related Party Transactions

GGBL’s material contracts relate to the normal course of its business and are mainly distributorship contracts of its products.

3.15	Litigation

As at the date of this Circular, GGBL has a number of legal matters pending. However, the results of these pending litigations will not have a material adverse effect on the financial position, profitability or operations of GGBL.

3.16	Directors Disclosure of Interest in GGBL

The Directors do not have any intention to realise or transfer any part of their interests in the issue within a period of two years of the date of the offer document.

As at 30th November, 2015 the following Directors held directly or indirectly relevant interests in GGBL Shares:

Name of Director	Number of Shares
Ebenezer Magnus Boye	1,283

FIGURE 15: DISCLOSURE OF GGBL DIRECTORS

3.17	Disclosure of Interests by Advisers

a.	IC Securities holds no GGBL Shares. No employee or principal of IC Securities holds any interest in any GGBL Shares;

b.	BELA holds no GGBL Shares. However, some employees and principals of BELA own shares in GGBL; and

c.	EY holds no GGBL Shares. No employee or principal of EY holds any interest in any GGBL Shares.

No named expert or adviser or counsellor employed in the preparation of the offer document has a material direct or indirect economic or financial interest in the issuers or an interest which depends upon the success of the offering.

3.18	Other Disclosures

Relationships among Directors – There are no family relationships among the Directors.

The Bankruptcy Petitions – None of the Directors has filed any petition, or is subject to any proceedings, under any applicable law relating to insolvency or bankruptcy. No company associated with the Directors has filed any petition, or is subject to any proceedings, under any applicable law relating to insolvency or bankruptcy.

Criminal Proceedings or Convictions for Fraud or Dishonesty - None of the Directors has been adjudged bankrupt, convicted of an offence involving fraud or dishonesty, denied a licence as a dealer, dealer’s representative, investment adviser or investment representative or had a licence issued under the Applicable Law suspended or revoked or are the subject of any pending criminal proceeding relating to fraud or denied a licence under the Applicable Law or had any licence issued under Applicable Law suspended or revoked.

Prohibition against Financial Advisory or Capacity to Hold Office - None of the Directors, or persons who have been nominated to be Directors) has been subject of any judgment or ruling of any court of competent jurisdiction, tribunal or permanent body permanently or temporarily restraining him from acting as an investment adviser, dealer in securities, Director, employee of a corporate body or engaging in any type of business practice or activity or profession.

3.19	9 Dividend Policy and History

Financial Year	Total Dividend Paid (GHS)	Dividend Pay-out Ratio
2011	—	—
2012	5,072,115.41	20.3%
2013	3,656,149.86	20.0%
2014	—	—
2015	—	—

FIGURE 16: DISCLOSURE OF DIVIDENDS PAID-OUT

PART 4 – RISK FACTORS AND RISK MANAGEMENT FRAMEWORK

4.1	Risk Management Framework

The GGBL Board has the overall responsibility for the establishment and oversight of the Company’s risk management framework. The GGBL Board’s Audit Committee is responsible for monitoring compliance with the Company’s risk management policies and procedures, and for reviewing the adequacy of the risk management framework in relation to the risks faced by the Company.

The Executive Management Committee meets bi-weekly to discuss corporate plans, evaluate progress reports and action plans to be taken. Risk issues that may have financial reporting implications are brought to the attention of the Finance Director for the necessary action to be taken.

GGBL’s risk management policies are established to identify and analyse the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect the changes in market conditions, products and services offered by GGBL. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment, in which all employees understand their roles and obligations.

Risk Factors

Investing in the equities of any entity entails some risks. In considering a subscription to the New Shares, prospective investors should carefully consider the following potential risks and all other relevant information contained in this Circular.

Political Risk

Potential political unrest is a risk to the operations of any company operating in Ghana including GGBL as it could adversely impact its sales targets. However, Ghana has successfully conducted peaceful elections since the beginning of the Fourth Republic in 1992. The democratic process prevailing in the country reduces the risk of significant political unrest.

Economic Risk

The operational results and income of GGBL may depend to an extent on the stability of Ghana’s macro economy. GGBL like all entities operating within the borders of Ghana is exposed to economic risks associated with the country. The Company’s experienced and qualified management team ensures that procedures and systems are in place to minimise the Company’s exposure to adverse economic conditions. However, this cannot provide an assurance that adverse economic conditions will not hamper GGBL’s performance.

Financial Risk

The Company has exposure to the following risks from its use of financial instruments:

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from receivables from customers. The Company has also established an allowance for impairment losses that represents its estimate of incurred losses in respect of trade and other receivables.

ii.	Liquidity risk

Liquidity risk is the risk that the Company is either unable to access financial resources to meets its obligations when they fall due or can access them only at excessive cost. The Company manages liquidity risk by maintaining adequate liquidity to meet its liabilities as and when they fall due. The Company assesses its debt position every month and also monitors the level of expected cash inflows on trade and other receivables on daily basis. Diageo Finance Plc, the finance unit of the Diageo corporate group, makes available borrowings to the Company to support its operations.

iii.	Market risk

Market risk is the risk that the value of the Company’s assets or income will be affected by changes in market factors such as foreign exchange and interest rates. The Company manages and controls market risk exposures within acceptable parameters, while optimizing its returns. The Company’s Executive Management Committee monitors market trends on a weekly basis to manage any possible risk exposures.

Share Liquidity Risk

GGBL Shares are listed on the GSE to enable trading in the GGBL shares. However, it is possible that there could be inadequate liquidity in GGBL Shares on the GSE at certain periods, meaning that investors may not be able to sell or buy GGBL Shares whenever they want to and at their desired price.

Dilution Risk

A Qualifying GGBL Shareholder who chooses not to participate or partially participate in the Offer may have his/her/its shareholding diluted if his/her/its unsubscribed rights are allotted to other shareholders of GGBL or Renouncees under the Offer.

Operational Risk

The operations of GGBL are dependent on the ability of third parties to deliver critical services that enable GGBL produce its products. GGBL and its competitors within the brewery industry are exposed to the risk of utility shortfalls such as water supply from their third party providers. The insufficient provision of utility services may adversely impact the operational efficiencies and income of GGBL. The Company has recognised the importance of these utilities to its operations and has taken steps to invest in systems and procedures which help to minimise the impact of utility shortfalls from third parties.

4.2	Documents Available for Inspection

Copies of the following documents in respect of the business and affairs of GGBL and the Offer may be inspected at the registered office of GGBL during normal business hours of any working day during the Offer Period and at the offices of IC Securities whose contact details are located in paragraph 1.4 of Part 1 of this Circular:

i.	the Board Resolution dated 22nd September, 2015 authorising the Offer;

ii.	the Resolution passed by shareholders of GGBL at the 27th January, 2016 authorising the Offer;

iii.	copies of the approval letters from the GSE and the SEC in respect of the Offer Circular;

iv.	the Company’s audited annual reports for last five years from 2011 to June 2015;

v.	the Offer Circular dated 7th April, 2016;

vi.	the Escrow Account Agreement; and

vii.	the regulations of GGBL

EY
Building a better
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Ernst & Young Chartered Accountants
G15 White Avenue Airport Residential Area
P.O Box KA 16009. Airport Accra, Ghana
Tel: +233.302.779868 / 4275 / 9223 / 2
Fax: +233.302.778894 / 2934
ey.com
INDEPENDENT AUDITORS REVIEW REPORT TO THE BOARD OF DIRECTORS OF GUINNESS GHANA BREWERIES LIMITED
We have reviewed the annual audited financial statements of Guinness Ghana Breweries Limited that comprise the statement of financial position as at 30 June 2011, 2012, 2013, 2014 and 2015, the statement of income and cash flows for the years then ended and a summary of significant accounting policies and other explanatory notes as set out in the financial statements.
KPMG, Chartered Accountants of Accra have acted as auditors of Guinness Ghana Breweries Limited throughout the period covered by our review (2011 to 2015). The auditors did not issue a qualified opinion for any of the financial statements of Guinness Ghana Breweries Limited from 2011 to 2015.
The financial information from 2011 to 2015 set out In the following sections have been prepared from the audited financial statements of Guinness Ghana Breweries Limited after making such adjustments as we considered necessary.
Directors’ Responsibility
The company’s directors are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards (IFRS) and the requirements of the Companies Act, 1963 (Act 179) and for such internal control as the directors determine necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
Independent Reviewer’s Responsibility
Our responsibility is to express a conclusion on the annual audited financial statements based on our review. We conducted our review in accordance with International Standard on Review Engagements (ISRE) 2400. Engagements to Review Historical Financial Statements. ISRE 2400 requires us to conclude whether anything has came to our attention that causes us to believe that the financial statements, taken as a whole, are not prepared in all material respects in accordance with the applicable financial reporting framework. This Standard also requires us to comply with relevant ethical requirements.
A review of financial statements in accordance with ISRE 2400 consists primarily of making inquiries of management and others within the entity involved in financial and accounting matters, applying analytical procedures, and evaluating the sufficiency and appropriateness of evidence obtained. A review also requires performance of additional procedures when we become aware of matters that cause us to believe the financial statements as a whole may be materially misstated.
We believe that the evidence we obtained in our review is sufficient and appropriate to provide a basis for our conclusion.
A member firm of Ernst & Young Global Limited Partners: Ferdinand A. Gunn, Kwadwo Mpeani, Brantuo, Victor C. Ghorglah, Pamela Des-Bordes, Isaac N. Sarpong
Circular to all Shareholders of
Guinness Ghana Breweries Limited

EY
Building a better
working world
Conclusion
Based on our review, nothing has come to our attention that causes us to believe that the annual financial statements do not present fairly, in all material respects, the financial position of Guinness Ghana Breweries Limited as at 30 June 2011, 2012, 2013, 2014 and 2015 and of its financial performance and cash flows for the years then ended, in accordance with the International Financial Reporting Standards (IFRS) and the requirements of the Companies Act, 1963 (Act 179).
This report is intended for the sole use of Guinness Ghana Breweries Limited in support of its rights issue. No responsibility to any third party is accepted. The report should not be disclosed to any third party without our prior written consent.
Yours faithfully,
Signed by Pamela Des-Bordes (ICAG/P/1329) For and on behalf of Ernst & Young (ICAG/F/2016/126) Chartered Accountants Accra, Ghana
Date: 15 March 2016
2
A member firm of Ernst & Young Global Limited Partners Ferdinand A. Gunn, Kwadwo Mpeani, Brantuo, Victor C. Ghorglah, Pamela Des-Bordes, Isaac N. Sarpong
Circular to all Shareholders of Guinness Ghana Breweries Limited

4.4	Historical Financial Statements

Historical Statement of Comprehensive Income for the 5-year period ending 30 June 2015

Currency: GH¢ 000	2011A	2012A	2013A	2014A	2015A
Turnover	244,293	292,318	321,017	330,645	437,348
Cost of sales	(172,577)	(192,923)	(228,793)	(259,585)	(334,174)
Gross Profit	71,716	99,395	92,224	71,060	103,174

General, Administrative and Selling Expenses	(52,575)	—	—	—	—
Advertising and marketing Expenses	—	(24,895)	(28,986)	(32,685)	(32,029)
Admin Expenses	—	(14,022)	(21,928)	(28,481)	(52,431)
Other Expenses	—	(20,197)	(12,232)	(27,145)	(35,622)

Trading Profit	19,141	40,281	29,078	(17,251)	(16,908)
Other Income	1,540	339	2,085	22,918	21,502

Profit/(Loss) before Interest & Taxation(PBIT)	20,681	40,620	31,163	5,667	4,594
Finance Income	17	354	815	30	54
Finance Cost	(20,236)	(7,757)	(4,110)	(17,176)	(53,755)

Profit/(Loss) before taxation	462	33,217	27,868	(11,479)	(49,107)
Taxation	71	(8,212)	(9,591)	2,857	3,636

Profit/(Loss) after taxation	533	25,005	18,277	(8,622)	(45,471)
Other Comprehensive Income
Actuarial loss on defined benefit Obligations, net of tax	—	(445)	640	95	34
Other Comprehensive Income For the Yr	—	(445)	640	95	34

Total Comprehensive Income	533	24,560	18,917	(8,527)	(45,437)

Historical Consolidated Balance Sheet for the 5-year period ending 30 June 2015

Currency: GH¢ 000	2011A	2012A	2013A	2014A	2015A
ASSETS
Non-Current Assets
PPE	156,535	161,329	225,900	291,473	336,091
Intangible Assets	5,503	3,615	3,154	3,234	2,698

	162,038	164,944	229,054	294,707	338,789

Current Assets
Inventories	27,936	33,537	45,108	79,121	66,370
Trade and Other receivables	5,636	9,051	11,109	33,182	24,391
Amounts due from Related Companies	1,300	887	1,201	632	2,278
Cash and cash equivalents	5,634	35,390	11,519	11,736	48,826
Income tax assets	1,644	290	—	—	—

	42,150	79,155	68,937	124,671	141,865

Total Assets	204,188	244,099	297,991	419,378	480,654

EQUITY AND LIABILITIES
Share Capital	26,252	96,252	96,252	96,252	96,252
Retained Earnings	19,444	42,705	56,550	44,367	(1,070)

Total Equity	45,696	138,957	152,802	140,619	95,182

Non-Current Liabilities
Deferred Tax Liabilities	7,772	13,619	15,309	10,102	3,522
Medium-term Loans	20,428	7,583	2,941	—	—
Obligations under Finance Lease	—	2,102	2,356	5,586	8,548
Intercompany Loan	—	—	—	159,663	196,896
Employee Benefits Obligations	725	1,429	1,390	1,259	1,481

Total Non-Current Liabilities	28,925	24,733	21,996	176,610	210,447

Current Liabilities
Bank overdraft	7,993	—	15,688	18,414	24,018
Income Tax Liability	—	—	146	203	276
Short Term Loans	31,950	10,333	5,670	2,941	—
Obligations under finance Lease	—	596	959	2,081	3,299
Trade and Other Payables	37,043	49,078	40,251	44,657	87,386
Amounts due to related Parties	50,170	20,402	28,424	28,141	59,278
Intercompany Loan	—	—	24,543	—	—
Provisions	—	—	7,512	5,712	768
Dividend Liability	2,411	—	—	—	—

Total Current Liabilities	129,567	80,409	123,193	102,149	175,025

Total Liabilities	158,492	105,142	145,189	278,759	385,472

Total Equity and Liabilities	204,188	244,099	297,991	419,378	480,654

Historical Statement of Cash Flow for the 5-year period ending 30 June 2015

Currency: GH¢ 000	2011A	2012A	2013A	2014A	2015A
Cash Flows From Operating activities
Profit/(Loss) before taxation	462	33,217	27,868	(11,479)	(49,107)
Adjustment for:
Depreciation Charges	18,580	21,465	28,295	36,677	44,006
Amortisation	1,863	1,888	461	456	536
Profit on sale of PPE	(818)	(219)	(2,085)	(8,532)	(21,026)
Reversal of Impairment Provision on PPE	—	—	—	(737)	—
Impairment loss on trade Receivables			225	430	57
PPE written off	341	(120)	—	—	—
Finance cost	20,219	7,403	4,110	17,176	53,755
Finance Income			(815)	(30)	(54)
Impairment of PPE	269	—	—	—	—
Actuarial gain/(Loss) on employee Benefit Obligation	—	(564)	(73)	(168)	33
Unrealised Exchange Difference on cash	—	(1,610)	3,262	3,260	4,245

	40,916	61,460	61,248	37,053	32,445
Change in
Inventories	691	(5,601)	(11,571)	(34,013)	12,751
Trade and Other Receivables	467	(3,415)	(2,136)	(19,150)	9,004
Trade and Other payables	9,584	12,035	(9,850)	303	49,641
Related company balances	30,075	(29,355)	5,708	(9,624)	9,737
Employee Benefit Obligations	135	704	845	158	233
Provisions	—	—	7,512	(1,800)	(4,944)

Cash flow from Operations	81,868	35,828	51,756	(27,073)	108,867
Income taxes paid	(38)	(892)	(7,636)	(2,319)	(2,881)
Interest Paid	(20,236)	(7,757)	(4,110)	(7,874)	(11,316)

Net Cash flow from Operations	61,594	27,179	40,010	(37,266)	94,670

Cash flow from Investing Activities
Additions to PPE	(32,482)	(23,264)	(91,764)	(97,220)	(83,032)
Additions to Intangible assets	(75)	—	—	—	—
Proceeds from sale of PPE	1,218	219	2,282	6,052	22,123
Interest received	17	354	815	30	54

Net Cash Flow from Investing activities	(31,322)	(22,691)	(88,667)	(91,138)	(60,855)

Cash flow from financing activities
Proceeds from the issue of shares	—	70,000	—	—	—
Transaction costs on share issue	—	(1,299)	—	—	—
Dividend Paid	—	(2,411)	(5,072)	(3,656)	—
Net Movement in Loan Balances	(6,622)	(34,462)	(9,305)	(5,670)	(2,941)
Repayment of finance lease	—	(177)	(682)	(1,097)	(2,509)
Related Party Loans	—	—	24,543	135,120	—

Net Cash flow from Financing activities	(6,622)	31,651	9,484	124,697	(5,450)

Increase/(Decrease) in cash and cash equivalents	23,650	36,139	(39,173)	(3,707)	28,365
Cash and Cash Equivalents at 1 Jun	(26,009)	(2,359)	35,390	(4,169)	(6,678)
Effect of Exchange rate Fluctuations on cash held	—	1,610	(386)	1,198	3,121

Cash and Cash Equivalents at 30 Jun	(2,359)	35,390	(4,169)	(6,678)	24,808

PART 5 – USE OF FUNDS & BUSINESS OUTLOOK

Introduction

Ghana’s population is expected to grow at an average rate of 3.21% over the next 5 years8. The expected economic growth and population growth, among other factors are expected to continue to drive the rise in Ghana’s middle income class, disposable income and increase the demand for FMCGs including beverages. This will result in increased consumer disposable income and a resultant growth in the demand for alcoholic and non-alcoholic beverages.

In order to position GGBL to take advantage of these opportunities within Ghana, the management of the Company is seeking to ensure that GGBL’s capital structure is at an optimal level. The Directors and management team of GGBL have undertaken a detailed review of its current capital structure and have decided that an equity capital injection of GHS 180,000,000 through a Rights Issue is the best option to alleviate the capital structure concerns of the company. The proceeds of the Rights Issue will be used to reduce the Company’s external debt and intercompany debt.

5.1	1 GGBL’s Overall Strategic Objectives

With a vision to create the best performing, most trusted and respected consumer products in the world, GGBL’s strategic objectives over the next five years are to:

•	grow core product segments;

•	innovate at scale;

•	optimise costs;

•	transform its route to consumer; and

•	enable talent.

Expected Use of Funds

The proceeds from the Offer will be focused on reducing intercompany debt and overdraft.

Expense Item	Amount GHS ‘000
Reduction of interest bearing external debt	26,400
Reduction of intercompany debt	150,000
Issuance costs	3,600

Total	180,000

FIGURE 15: EXPECTED USE OF FUNDS

Assumptions

The financial forecasts of GGBL are predicted by a number of key underlying assumptions which will drive GGBL’s forecasts.

Assumptions underlying the Financial Projection

•	GHS 150,000,000 will be paid against the intercompany loan and capitalisation of intercompany interest from the financial year ending 30th June 2016 on receipt of the proceeds of the Rights Issue; and

•	No additional capital expenditure is assumed for a major expansion of capacity.

[8]	Source: World Economic Outlook

Ernst & Young Chartered Accountants
Tel: +233 302 779868 / 4725 / 9223 / 2091 Fax: +233 302 778894 / 2934
EY
G15, White Avenue Airport Residential Area PO Box KA 16009 Airport Accra, Ghana
ey.com
Building a better working world
REPORTING ACCOUNTANTS’ REPORT ON FINANCIAL FORECAST AND PROJECTIONS TO THE BOARD OF DIRECTORS OF GUINNESS GHANA BREWERIES LIMITED
We have examined the accounting policies and calculations tor the prospective financial information for the years ending 30 June 2016 to 2020, in accordance with International Standard on Assurance Engagement (ISAE) 3400. The Examination of Prospective Financial Information and in a manner required by L.I. 1728 of the Securities and Exchange Commission (SEC), applicable to the examination of prospective financial information. The Directors are responsible for the prospective financial information and the assumptions on which it is based.
The forecast and projections have been prepared for inclusion in this Circular for the purpose of the rights issue of Guinness Ghana Breweries Limited. These forecasts and projections have been prepared using a set of assumptions that include hypothetical assumptions about future events and management’s actions that are not necessarily expected to occur. Consequently, readers are cautioned that these assumptions may not be appropriate for purposes other than those described above.
Based on our examination of the evidence supporting the assumptions, nothing has come to our attention which causes us to believe that these assumptions do not provide a reasonable basis for the projections. In our opinion, the prospective financial information, so far as the accounting policies and calculations are concerned, have been property compiled on the basis of the assumptions made by the Directors of Guinness Ghana Breweries Limited and are presented on a basis consistent with the accounting policies normally adopted by the Company.
We do not express an opinion as to whether the actual results for the prospective period will approximate the forecast and projected figures, because events and circumstances do not frequently occur as expected, and those differences may be material.
Yours faithfully.
Signed by Pamela Des-Bordes (ICAG/P/1329)
For and on behalf of Ernst & Young (ICAG/F/2016/126) Chartered Accountants Accra, Ghana
Date: 15 March 2016
6
A member firm of Ernst & Young Global Limited
Partners: Ferdinand A. Gunn Kwadwa Mpeani
Brantuo, Victor C. Gborglah, Pamela Des-Bordes, Isaac N. Sarpong
Circular to all Shareholders of Guinness Ghana Breweries Limited

Profit and Loss Forecast for the 5-year period ending 30 June 2020

Currency: GH¢ 000	FY2016	FY2017	FY2018	FY2019	FY2020
Turnover	555,224	652,463	757,054	862,563	958,224
Cost of sales	(407,780)	(457,511)	(529,093)	(601,228)	(667,105)

Gross Profit	147,444	194,952	227,961	261,335	291,119

Advertising and marketing Expenses	(38,746)	(46,469)	(53,865)	(61,370)	(68,480)
Admin Expenses	(74,900)	(83,206)	(91,007)	(98,682)	(106,975)
Other Expenses	(2,225)	—	—	—	—

Trading Profit	31,573	65,277	83,089	101,283	115,664

Profit/(Loss) before Interest & Taxation(PBIT)	31,573	65,277	83,089	101,283	115,664

Finance Cost	(76,217)	(35,085)	(34,148)	(33,210)	(32,742)
	(44,644)	30,192	48,941	68,073	82,922
Taxation	5,325	(7,779)	(12,056)	(16,420)	(19,807)

Profit/(Loss) after Taxation	(39,319)	22,413	36,885	51,653	63,115

Other Comprehensive Income
Actuarial loss on defined benefit Obligations, net of tax	—	—	—	—	—
Other Comprehensive Income For the Year	—	—	—	—	—

Total Comprehensive Income	(39,319)	22,413	36,885	51,653	63,115

Projected Balance Sheet for the 5-year period ending 30 June 2020

Currency: GH¢ 000	FY2016	FY2017	FY2018	FY2019	FY2020
ASSETS
Non-Current Assets
PPE	361,112	372,687	382,825	391,706	399,485
Intangible Assets	2,242	1,786	1,330	874	418

	363,354	374,473	384,155	392,580	399,903

Current Assets
Inventories	73,417	81,558	92,739	103,508	112,591
Trade and Other receivables	36,381	36,877	42,788	48,751	54,158
Cash and cash equivalents	17,900	28,998	51,139	72,599	105,833
Income tax assets	1,746	—	—	—	—

	129,444	147,433	186,666	224,858	272,582

Total Assets	492,798	521,906	570,821	617,438	672,485

EQUITY AND LIABILITIES
Share Capital	276,252	276,252	276,252	276,252	276,252
Retained Earnings	(43,988)	(21,575)	15,311	49,746	91,823

Total Equity	232,264	254,677	291,563	325,998	368,075

Non-Current Liabilities
Deferred Tax Liabilities	5,179	7,468	9,698	11,849	13,905
Obligations under Finance Lease	26,578	19,935	16,185	12,435	10,560
Intercompany Loan	120,407	120,407	120,407	120,407	120,407
Employee Benefits Obligations	1,481	1,481	1,481	1,481	1,481

Total Non-Current Liabilities	153,645	149,291	147,771	146,172	146,353

Current Liabilities
Bank O/D	5,000	—	—	—	—
Income Tax Liability	—	1,373	2,456	3,567	4,438
Trade and Other Payables	79,120	82,919	93,968	105,140	115,472
Amounts due to related Parties	22,769	31,433	32,628	33,883	35,201
Provisions	—	2,213	2,435	2,678	2,946

Total Current Liabilities	106,889	117,938	131,487	145,268	158,057

Total Liabilities	260,534	267,229	279,258	291,440	304,410

Total Equity and Liabilities	492,798	521,906	570,821	617,438	672,485

Projected Cash flow Statement for the 5-year period ending 30 June 2020

Currency: GH¢ 000	FY2016	FY2017	FY2018	FY2019	FY2020
Cash Flows From Operating activities
Profit/(Loss) before taxation	(44,644)	30,192	48,941	68,073	82,922
Adjustment for:
Depreciation Charges	55,968	54,756	56,192	57,449	58,551
Amortisation	456	456	456	456	456

Finance cost	76,217	35,085	34,148	33,210	32,742

	87,997	120,489	139,737	159,188	174,671
Change in
Inventories	(7,047)	(8,141)	(11,181)	(10,769)	(9,083)
Trade and Other Receivables	(11,990)	(496)	(5,911)	(5,963)	(5,407)
Trade and Other payables	(8,266)	3,799	11,049	11,172	10,332
Related company balances	(19,723)	1,138	1,195	1,255	1,318
Provisions	(768)	2,213	221	243	268

Cash flow from Operations	40,203	119,002	135,110	155,126	172,099

Income taxes paid	4,963	(2,371)	(8,741)	(13,159)	(16,880)
Interest Paid	(17,216)	(27,560)	(34,148)	(33,210)	(32,742)

Net Cash flow from Operations	27,950	89,071	92,221	108,757	122,477

Cash flow from Investing Activities
Additions to PPE	(80,989)	(66,330)	(66,330)	(66,330)	(66,330)

Net Cash Flow from Investing activities	(80,989)	(66,330)	(66,330)	(66,330)	(66,330)

Cash flow from financing activities
Proceeds from the issue of shares	176,400	—	—	—	—
Dividend Paid	—	—	—	(17,217)	(21,038)
Net movement in finance lease	14,731	(6,643)	(3,750)	(3,750)	(1,875)
Related Party Loans	(150,000)	—	—	—	—

Net Cash flow from Financing activities	41,131	(6,643)	(3,750)	(20,967)	(22,913)

Increase/(Decrease) in cash and cash equivalents	(11,908)	16,098	22,141	21,460	33,234
Cash and Cash Equivalents at 1 June	24,808	12,900	28,998	51,139	72,599

Cash and Cash Equivalents at 30 June	12,900	28,998	51,139	72,599	105,833

PART 6 – OVERVIEW OF THE GHANA STOCK EXCHANGE

6.1	Overview of the GSE

Developments and Trends

The GSE commenced operations in 1990 with 11 listed companies. It grew to twenty six stocks, four corporate bonds and two government in 2002. As at January 2016, there were thirty nine listed equities (thirty five on the main bourse and four on the alternative exchange), one exchange tradable fund, one preference share, one depository, 98 government notes and bonds, 14 corporate notes and bonds and 2 sovereign bonds.

The GSE has witnessed a number of delisting transactions since 2002 and some have been as a result of mergers and acquisitions involving GSE listed companies. The latest company to delist was CFAO in 2011 as a result of the resolution by CFAO group to delist all subsidiaries from stock exchanges. On the upside, a new member, MAC, a Ghanaian investment company, was introduced in April 2014, the first of its kind on the Ghana Stock Exchange, bringing the total membership on the First Official List to thirty five.

In 2007, the Central Securities Depository Act, 2007 (Act 733) was passed to permit the issue of uncertificated or dematerialised shares, where shareholders and board of directors of an issuer have so authorised. The passing of the law paved the way for the GSE to achieve several milestones in its development. These milestones include the incorporation and operation of the GSE Securities Depository Company Limited and the establishment of a Clearing and Settlement System. The Bank of Ghana Securities Depository was established in 2004 to manage the issuance, redemption and maintenance of ownership records of securities issued by the Government of Ghana, BoG and CocoBod. On January 1, 2014 the Ministry of Finance facilitated discussions between the BoG and the GSE toward a merger of the two depositories. This was because the capital market in Ghana was not big enough to be served by two depositories. The CSD is the surviving entity of the merger.

Further to that, the GSE has completed the automation of its trading system with the support of the Government of Ghana’s Economic Management and Capacity Building project. The GSE introduced major changes in trading activities in 2011 to complement the automated trading regime. Trading hours, which were initially 09.30 hours to 13.00 hours, have been extended, and the new trading period is from 09.30 hours to 15.00 hours. This is to afford dealers more time to interact with clients during the day, also allowing non- resident investors in different time zones some slack time to participate in the trading session through their local brokers.

Ghana Alternative Exchange

The Ghana Alternative Market (“GAX”) is a parallel market to the GSE First Official List, with focus on businesses with potential for growth. The GAX is aimed at accommodating companies at various stages of their development, including start-ups and existing enterprises, both small and medium. GAX affords companies the opportunity to secure long-term capital, broaden their investor base and provide liquidity for their shareholders/investors. There are currently four equity listed securities on the GAX with a combined market capitalisation of GHS 46,000,000.

6.2	2 Other Information

Trading Days	Trading takes place every working day
Trading Hours	Pre-Opening period: 9.30hrs to 10.00hrs (GMT)
Market opens for continuous trading: 10.00hrs to 15.00hrs (GMT)
Clearing & Settlement

Trade Settlement is done electronically using a web-based application. Settlement occurs three business days (T+3) after the trade date. The System allows for mutual settlement of trade on T+0 or T+1 basis

Trade and general information on the GSE can be found on the GSE website - http://www.gse.com.gh; Bloomberg.

PART 7 – ADDITIONAL TERMS AND INFORMATION ON THE OFFER

7.1	1 Application

A Qualifying Applicant is any natural person who is aged 18 years or over, or a corporation, partnership or other unincorporated association which is resident/incorporated in Ghana or some other state, or country (including a Qualifying GGBL Shareholder and a non-GGBL Shareholder to whom Rights have been renounced) provided that (a) the offer to and acceptance by such an applicant of the Offer is not in contravention of the laws of either that state or country and (b) such applicant is not resident or located in California in the USA.

7.2	2 Qualifying Shareholders

Qualifying Shareholders are entitled to subscribe to 1 new ordinary share for every 2.1956 ordinary shares registered in their name as at the close of business on the Qualifying Date under the Offer.

Qualifying Shareholders may take any one of the following actions under the Offer:

a.	Fully subscribe for their Rights under the Offer: This is where Qualifying Shareholders complete the Application Form and pay for their entire allocation under the Offer, returning same to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders exercising this option must tick Option 1 of Section 7 of the Application Form, in accordance with the instructions set out under the enclosed Guidelines to Completing the Application.

b.	Fully subscribe for their Rights and apply for Extra Shares in addition to those which they are entitled to under the Offer: In addition to subscribing and paying for their entire allocation under the Offer, Qualifying Shareholders may apply to subscribe and pay for Extra Shares, returning the duly completed Application Form and payment covering both their Rights and Extra Shares to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders choosing this option must tick Option 2 of Section 7 of the Application Form, in accordance with the instructions set out under the enclosed Guidelines to Completing the Application.

c.	Partially subscribe for their Rights only: Qualifying Shareholders may apply for only part of the shares they are entitled to under the Offer and return the duly completed Application Form together with payment to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date. Qualifying Shareholders may take no further action on their remaining Rights under the Offer and empower the Directors of GGBL to allot such unsubscribed portion of their Rights as the Directors deem fit.

Qualifying Shareholders must tick Option 4 of Section 7 of the Application Form, in accordance with the instructions set out under the Guidelines to Completing the Application Form.

d.	Partially subscribe to their Rights under the Offer and renounce their unsubscribed Rights in favour of Renouncee(s), who may or may not be Shareholder(s) of GGBL: Qualifying Shareholders may apply for only part of the shares they are entitled to under the Offer, renouncing the remainder of their Rights in favour of Renouncee(s) who now have to apply for and pay for those shares. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act. The Application Form completed by both the Qualifying Shareholder and the Renouncee, together with payment for the shares must be returned to the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders choosing this option must tick Option 3 of Section 7, whilst each named Renouncee must complete one Renouncee Section of Part 2 of the Application Form in accordance with the instructions set out under the Guidelines to Completing the Application.

Should Qualifying Shareholders desire to renounce the remainder of their Rights in favour of more than one person, they should state the number of shares to be allotted to each Renouncee in Section 8 of Part 1 of the Application Form. The completed Application Form together with payment for all shares applied for should then be lodged with the Receiving Agent(s) or Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

e.	Renounce all their Rights in favour of Renouncees, who may or may not be Shareholders of GGBL: Qualifying Shareholders may decide not to partake in the Offer and may renounce all their Rights under the Offer in favour of qualifying Renouncees who may or may not be existing shareholders of GGBL. U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act. The Renouncees must complete and return the Application Form together with payment for the shares being applied for to the Receiving Agent(s) and Receiving Bank(s) not later than 5 pm on the Offer Closure Date.

Qualifying Shareholders choosing this option must tick Option 5 of Section 7, whilst each named Renouncee must complete one Renouncee Section of Part 2 of the Application Form in accordance with the instructions set out under the Guidelines to Completing the Application Form.

Should Qualifying Shareholders want to renounce their Rights in favour of more than one person, they should state the number of shares to be allotted to each Renouncee in Section 8 of Part 1 of the Application Form.

f.	Take no action: Qualifying Shareholders who choose not to apply for shares under the Offer, or who fail to make payment for the shares they have applied for under the Offer, or who fail to meet the deadline of 5 pm on the Offer Closure Date for returning the Application Form and making payment to the Receiving Agent(s) or Receiving Bank(s), may be deemed to have not taken any action under the Offer. Qualifying Shareholders who take no action under these terms empower the Directors of the Company to allot such unsubscribed Rights as the Directors deem fit.

7.3	3 Offer to Subscribe for Shares

a.	As an applicant, you offer to subscribe for the number of shares indicated on your Application Form under the terms and conditions of the Offer and on the basis of the information set out in this Circular and subject to the Regulations of GGBL.

b.	You agree that your application to subscribe for shares cannot be revoked after the Offer Closure Date or such later date as the Directors and advisers may agree, and promise that any cheque, banker’s draft or money or postal order will be honoured on first presentation and that this paragraph constitutes an agreement between you and GGBL. It becomes binding when your application is posted, or in the case of delivery by hand, received by the Receiving Agent(s) or Receiving Bank(s). However, the Company will not be held liable if you use a wrong address in posting. You must pay all bank commissions, transfers and other bank charges related to your application.

c.	A thumbprint on an Application Form will be accepted instead of a signature thereon only if it is duly certified in accordance with the Applicable law.

d.	If your Application Form is not completed correctly or is amended, or if any cheque, banker’s draft, money or postal order is found to be less than the amount stated on your Application Form, it may still be treated as valid. In such case, the Company’s decision as to whether to treat the application as valid, and how to construe, amend or complete it shall be final. You will not, however, be treated as having applied to purchase a number of shares which, when multiplied by the Offer Price, gives a value greater than the amount remitted.

e.	An application may be rejected in whole or in part at the discretion of the Directors of GGBL if the application is incomplete or illegible or if it is determined that the applicant is not eligible to participate in the Offer.

7.4	4 Acceptance of the Offer

a.	Acceptance of your application to subscribe for shares under the Offer will be made (if your application is received, valid, processed and not rejected) by notifying the SEC and GSE of the basis of allocation and by notifying acceptance to the Receiving Agent(s) or Receiving Bank(s).

b.	Acceptance of your application to subscribe for shares under the Offer may be of the whole or any part thereof.

c.	If your application to subscribe for shares under the Offer is accepted (in whole or in part), there will be a binding contract under which you will be required to subscribe for the shares in respect of which your application has been accepted.

7.5	5 Payment for Shares

a.

You undertake to pay the subscription price of the shares in respect of which your application is accepted. Payment will be made in GHS. Non-resident shareholders, who execute their rights in United States Dollars, Euros, British Pound Sterling, or a combination of any of these, will have their currency converted to GHS only after shares have been allocated using the prevailing exchange rates at application. In this regard, the GHS equivalent of the amount being paid by the applicant and the corresponding number of shares being acquired under the Offer will be communicated to the applicant at the point of application. The cheque or banker’s draft or other remittances may be presented for payment before acceptance of your application, but this will not constitute acceptance of your application, either in whole or in part.

b.	In the case of excess applications, if your application is invalid, rejected or not accepted in full, or if the amount of the application divided by the offer price does not result in a whole number of shares, the proceeds of the cheque or other remittances or the unused balance of those proceeds (as the case may be) will be refunded to you without interest.

c.	If the remittances are not honoured on first presentation, then at any time until the GGBL has received cleared funds in respect of your application, the Advisers, on behalf of GGBL may terminate the agreement to subscribe for that share. The termination will be effected by notifying the Receiving Agent or Receiving Bank whom you submitted your application to.

7.6	6 Renunciation

a.	The Right to subscribe for the Rights Issue shares may be renounced in whole or in part only by completing the Application Form in accordance with the instructions therein, or by taking no action.

b.	Qualifying Shareholders who wish to purchase some of their Rights and to renounce the remainder in favour of a different person or persons, may complete all the relevant sections of Part 1 of the Application Form in accordance with the instructions provided in the Guidelines to Completing the Application Form.

c.	U.S. holders (as defined in Rule 800 under the U.S. Securities Act) may renounce Rights only in accordance with Regulation S under the U.S. Securities Act.

d.	The Application Form must be lodged with any of the Receiving Agent(s) and Receiving Bank(s), together with payment for the shares to be received not later than 5 pm on the Offer Closure Date.

7.7	7 Procedure in Respect of Rights not Taken up or Renounced

If a properly completed Application Form and payment in full is not received by 5 pm the Offer Closure Date, the Rights will be deemed to have been declined by the shareholder. These shares will then be available to shareholders of GGBL applying for Extra Shares under the Offer, and allotted by the Directors of GGBL as they deem fit.

7.8	8 Warranties

You warrant that:

a.	you are qualified to apply;

b.	the applicant on whose behalf you are applying is qualified to apply;

c.	you will submit a complete application including all supporting documents required under the terms of the Offer;

d.	in making your application, you are not relying on any information or representation concerning the Company not contained in this Circular. You agree that no person responsible for this Circular or any part of it will have liability for any such other information or representation;

e.	if any person signing, or making a thumbprint on the Application Form is not the applicant, that person warrants that he/she has authority to do so on behalf of the applicant and that this authority is vested in him or her; and

f.	if the applicant is other than a natural person, the person signing the Application Form warrants that he/she has authority to do so on behalf of the applicant.

Each person who is a U.S. holder (as defined in Rule 800 under the U.S. Securities Act) who takes up, delivers or otherwise transfers Rights or purchases, trades or otherwise deals in Rights will be deemed, by accepting delivery of this Circular or of the Rights or new Shares offered hereby or by otherwise participating in the Offer, to have represented and agreed that:

a.	if such Rights were not allocated to such person in the Offer, such person has acquired such Rights in accordance with Regulation S under the U.S. Securities Act; and

b.	such person has not offered, sold, pledged or otherwise transferred, and will not offer, sell, pledge or otherwise transfer, Rights except in accordance with Regulation S under the U.S. Securities Act.

7.9	9 Supply and Disclosure of Information

The Company, Directors, Advisers and their agents shall have full access to all information relating to, or deriving from, the cheque or banker’s draft or other remittance accompanying your application and its processing. If the Directors or their agents request any information about your application you must promptly disclose it to them.

7.10	0 Listing of New Ordinary Shares

Pursuant to this Rights Issue, the GSE has granted approval to list all the ordinary shares of GGBL on the First Official List. It is expected that the dealings in the New Shares will start alongside the existing 211,338,142 ordinary GGBL shares on the Listing Date.

7.11	1 New Shares

Shares in respect of the new ordinary shares to be issued pursuant to the Rights Issue will be deposited into the applicant’s CSD Account by the Uploading Date.

Letters of allotment will be issued to those shareholders who do not hold a CSD Account by the Uploading Date.

7.12	2 Exchange Controls

Ghana’s exchange control regime is governed by the Foreign Exchange Act, 2006 (Act 723) (the “Foreign Exchange Act”). Under the Bank of Ghana Notice BG/GOV/SEC/2007/3, the Bank of Ghana pursuant to its powers under the Foreign Exchange Act has placed no restrictions on the purchase of capital market instruments by non-residents.

7.13	3 Taxation

These include:

a)	Withholding Tax on Dividend

Under current Ghanaian tax law, all dividend payments are subject to a dividend withholding tax of 8%. No further tax is payable on dividends received.

b)	Capital Gains

Under the Internal Revenue Act (Act 896), any gain from the realisation of the GGBL Shares is chargeable at the rate of 25% for resident companies and 5% to 25% for resident individuals, depending on the amount of chargeable income. Foreign individuals are taxed at the rate of 20% and foreign companies are taxed at the rate of 25%.

The Ghana Stock Exchange, the Ghana Industry Association and the Ghana Securities and Exchange Commission have all made representations to the Ministry of Finance and the Ghana Revenue Authority for the tax exempt status on capital gains in listed securities which existed prior to January 2016 to be maintained.

c)	Stamp Duty

Under the Stamp Duty Act, 2005 (Act 689), transfer of shares is exempt from stamp duty.

The information provided under this section or elsewhere in this Circular is not intended to be professional advice on the tax consequences of purchasing any shares under the Offer. Persons intending to purchase shares under the Offer are advised to seek professional tax advice as to tax obligations relating to investing in the shares issued under the Offer.

PART 8 – RECEIVING AGENT AND RECEIVING BANK’S CONTACT DETAILS

8.1	ESCROW AND RECEIVING BANK

Standard Chartered Bank Ghana Limited

Accra High Street Building

Accra, Ghana

P.O. Box 768

Tel: +233 302 664 591/8

Fax: +233 302 667 751

8.2	RECEIVING AGENT

IC Securities (Ghana) Limited

No. 2, 2nd Ridge Link

North Ridge, Accra

Tel: +233 302 252 621/3

Fax: +233 302 252 517

GGBLrightissue@icsecurities.com

PART 9 – GUIDELINES TO COMPLETING APPLICATION FORMS

It is important that the Application Form is correctly completed. Applicants in doubt should consult the Receiving Agent for assistance. Applications received after the Offer Closure Date may not be considered.

General Instructions for Completing the Application Form

Please read the instructions carefully before completing the relevant parts of the Application Form.

a.	There are two Parts to the Application Form with various sections. Please ensure that you complete all the relevant and appropriate sections of the Application Form in accordance with your choices, and return the completed Application Form together with payment for your subscription to a Receiving Agent or Receiving Bank.

b.	Use block capital letters in completing the Application Form and return the completed Application Form together with payment for your subscription to the Receiving Agent or the Receiving Bank by the Offer Closure Date.

c.	Only people over 18 years of age can buy shares in their own name. Shares may be bought for a child by a parent, grandparent or guardian of the child who may complete another Application Form to buy shares in his/her own name.

d.	Power(s) of attorney must be enclosed if anyone is signing on behalf of a Qualifying Applicant other than a minor.

e.	Photocopies of Application Forms will be accepted only when they are clear and legible. The submission of a photocopied Application Form presumes that the applicant understands and accepts the terms and conditions of the Offer.

Parts of the Application Form

The Application Form has the following parts:

Part 1

To be completed by Qualifying GGBL Shareholders taking part in the Offer. Each Qualifying GGBL Shareholder must indicate his/her/its preferred option with regard to the Offer and if applicable, name any Renouncees in Section 8.

Part 2

To be completed by each Renouncee named in Section 8 of Part 1 of the Application Form.

Guidelines to Completing the Application Form for Qualifying GGBL Shareholders

a.	Provisional allotment

The Directors of GGBL have provisionally allotted to Qualifying GGBL Shareholders a number of new ordinary shares set out under the terms of the Offer. The allotment is in the proportion of 1 new ordinary share for every 2.1956 existing ordinary shares registered each Qualifying GGBL Shareholder’s name as at the Book Closure Date.

Qualifying GGBL Shareholders may accept all or any number of the new ordinary shares offered to them, or renounce their Rights in favour of another person(s), or take no action.

If the Qualifying GGBL Shareholder does not wish to partake in the Offer, he/she/it does not have to do anything. All Qualifying GGBL Shareholders who do not submit a duly completed Application Form by the Offer Closure Date will be deemed to have elected not to participate in the Offer. The Directors of GGBL will allot the shares declined by such Qualifying GGBL Shareholders as they deem fit.

Applicants to the Offer must provide a valid ID. For the purposes of the Offer, a valid ID includes a national passport, driver’s license and voter’s ID card for individuals, and registration documents, Registrar General’s Form A or Form 3 or a duly executed resolution from the organisation for institutions, clubs and other bodies.

b.	Available options if Qualifying GGBL Shareholders wish to take part in the Offer

They may do only one of the following:

i.	Accept all the new shares provisionally allotted to them: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part 1 of the Application Form, selecting Option 1 in Section 7.

ii.	Accept all the new shares provisionally allotted to them and apply for more shares: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part 1 of the Application Form, selecting Option 2 in Section 7.

iii.	Accept part of the new shares provisionally allotted to them and renounce the remainder in favour of another party/other parties: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part 1 of the Application Form, selecting Option 3 in Section 7 and naming each Renouncee in Section 8. Each Renouncee named in Section 8 of Part 1 must complete one Renouncee Section of Part 2 of the Application Form.

iv.	Accept part of the new shares provisionally allotted to them and leave the remainder to be allotted by the Directors of GGBL in line with the Offer allotment policy: if they elect this option, Qualifying GGBL Shareholders should kindly complete Part 1 of the Application Form, selecting Option 4 in Section 7.

v.	Renounce all the new shares provisionally allotted to them in favour of another party(ies): if they elect this option, Qualifying GGBL Shareholders should kindly complete Part 1 of the Application Form, selecting Option 5 in Section 7. Each Renouncee named in Section 8 of Part 1 must complete one Renouncee Section of Part 2 of the Application Form.

Guide to Completing the Application Form for Renouncees

Renouncees

If a Qualifying GGBL Shareholder has renounced a portion or all of his/her/its Rights in favour of a Renouncee under the Offer by naming the Renouncee(s) in Section 8 of Part 1 of the Application Form, Renouncee 1 will be required to complete Part 2 (A), Renouncee 2 will be required to complete Part 2 (B) and Renouncee 3 will be required to complete Part 2 (C).

The Renouncee(s) must provide responses for all items of the Renouncee Section(s) being completed in Part 2 of the Application Form, with the exception of “CSD Details”, which must only be completed if the Renouncee completing that Renouncee Section has an existing CSD Account as at the date of the application.

General instructions for completing Part 2 of the Application Form are as follows:

APPLICATION

1.	Personal Details

Complete 1 with your full name (i.e. first name, other names and family name/company name).

2.	Correspondence Address

Complete 2 with your full residential (if applicable) or postal address. The address must be current and reliable and in case of any change in address you should immediately inform the Registrars of your new address. The address provided will be used to mail Renouncees without CSD accounts their allotment letters.

3.	Central Securities Depository Account Details

Complete 3 if you have a CSD Account as at the date of your application. You may contact any broker to open a CSD Account prior to your submission of your completed Application Form.

4.	Renounced Rights

Please indicate the number of Rights renounced in your favour by a Qualifying GGBL Shareholder in Part 7 of the Application Form.

5.	Total Amount Due

Please indicate the monetary value due for the number of shares you are applying for.

6.	Declaration

Please read the declaration carefully before signing (or thumbprinting) on the line and dating the form in the space provided.

The Application Form may be signed by someone else on your behalf if he/she is duly authorised to do so. An agent must enclose the original power of attorney appointing him/her (or copy certified by a notary public) unless he/she is a selling agent or financial intermediary and states the capacity in which he/she signs.

Part 1 - Qualifying GGBL
Shareholder Information
1. Full Shareholder Name
2. Correspondence Address
3. Dematerialised Shareholder 4. Certificate Shareholders
CSD Client Code Certificate No. 1
CSD Broker Code Certificate No. 2
Certificate No. 3
Certificate No.4
5. Total Shareholding 6. Total Rights Entitlement
7. Subscription Instructions (Please choose only one of the options below) Please tick one box
Option 1 I/We wish to fully subscribe for my/our Rights only
Option 2 I/We wish to subscribe fully for my/our Rights and apply for Extra Shares
I/We wish to apply for Extra Shares in addition to my Rights entitlement
I/We make payment of covering my/our Rights and Extra Shares
I/We understand and accept that receiving Extra Shares depends upon the number of unsubscribed shares available after the Offer Closure Date and will be at the discretion of the GGBL Board of Directors
Option 3 I/We wish to partially subscribe for my/our Rights and renounce the remainder in favour of others
Option 4 I/We wish to partially subscribe for my/our Rights and leave the remainder for the Directors to allot
Option 5 I/We wish to renounce all my/our Rights in favour of others
8. Renouncement of Rights (To be completed by Qualifying Shareholders who tick options 3 and 5)
I/We wish to take up shares under my/our Rights
I/We wish to renounce the remaining Rights in favour of the following persons:
Name of Renouncee(s) Number of shares renounced in favour
Circular to all Shareholders of Guinness Ghana Breweries Limited

9. Declaration
For applicants who are U.S. holders (as defined in Rule 800 of the U.S. Securities Act): As consideration for GGBL’s acceptance of the renouncement of Rights described above, I/we represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S. Securities Act.
For all applicants:
I/We hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/We certify that all statements made on the Application Form to enable me/us take-up/reject my/our Rights in the GGBL Rights Issue are correct and the responses are my/our own.
Joint Applicant/Secondary Signatory of Corporate
Applicant
Name Name
Designation Designation
Signature/Thumbprint Signature/Thumbprint
Date D D M M Y Y Receiving Agent
Stamp
Company Stamp

Circular to all Shareholders of Guinness Ghana Breweries Limited

Guinness Ghana Breweries Limited – Renounceable Rights Issue
Part 2 - To be completed by Renouncee(s)
Renouncee Part 2 (A)
1. Full Name of Renouncee
Correspondence
2. Address
3. CSD Details (if applicable) Rights Renouncement Details
CSD Client No. of Rights
4. Code Renounced in favour
CSD Participant
Code 5. Total Amount Due
6. Declaration
For applicants who are U.S. holders (as defined in Rule 800 of the U.S. Securities Act): As consideration for GGBL’s acceptance of the renouncement of Rights described above, I/we represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S. Securities Act.
For all applicants:
I/We hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/We certify that all statements made on the Application Form to enable me/us take-up my/our Rights in the GGBL Rights Issue are correct and the responses are my/our own.
Signature/Thumbprint
Name
Date D D M M Y Y
Renouncee Part 2 (B)
1. Full Name of Renouncee
2. Correspondence
Address
3. CSD Details (if applicable) Rights Renouncement Details
CSD Client No. of Rights
4.
Code Renounced in favour
CSD Participant 5. Total Amount Due
Code
Circular to all Shareholders of Guinness Ghana Breweries Limited

6. Declaration
Guinness Ghana Breweries Limited – Renounceable Rights Issue For applicants who are U.S. holders (as defined in Rule 800 of the U.S. Securities Act): As consideration for GGBL’s acceptance of the renouncement of Rights described above, I/we represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under U.S. Securities Act. the
For all applicants :
I/We hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/We certify that all statements made on the Application Form to enable me/us take-up my/our Rights in the GGBL Rights Issue are correct and the responses are my/our own.
Name
Signature/Thumbprint
Date
D D M M Y Y
Renouncee Part 2 (C)
1. Full Name of Renouncee
1. Full Name of Renouncee
Correspondence
2. Address
3. CSD Details (if applicable)
Rights Renouncement Details
CSD
Client
No.
of
Rights
4.
Code
Renounced in favour
CSD
Participant
Code
5. Total Amount Due
6. Declaration
For applicants who are U.S. holders (as defined in Rule 800 of the U.S. Securities Act): As consideration for GGBL’s acceptance of the renouncement of Rights described above, I/we represent to GGBL that the transfer of Rights to the Renouncee(s) named above is in accordance with Regulation S under the U.S. Securities Act.
For all applicants :
I/We hereby apply for GGBL Shares under the terms and conditions set out in the Offer Circular. I/We certify that all statements made on the Application Form to enable me/us take-up my/our Rights in the GGBL Rights Issue are correct and the responses are my/our own.
Name
Signature/Thumbprint
D D M M Y Y
Date

Circular to all Shareholders of
Guinness Ghana Breweries Limited

100% NATURAL
HERBS AND FRUITS
ORIJIN
BITTERS
HERBAL SPIRIT
ORIJIN
BITTERS
HERBAL SPIRIT
MADE IN GHANA
ORIJIN
ORIJIN
ORIJIN
IF IT'S NOT ORIJIN, IT'S NOT ORIJINAL
DRINK RESPONSIBLY
GUINNESS GHANA

100%
NATURAL
HERBS AND FRUITS
IF IT’S NOT ORIJIN, IT’S NOT ORIJINAL